UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kinder Morgan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Preliminary Proxy Materials filed April 1, 2005

500 Dallas, Suite 1000
Houston, Texas 77002

April 1, 2005

To our stockholders:

     You are cordially invited to attend the annual meeting of our stockholders to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on Tuesday, May 10, 2005 at 10:00 a.m. local time. The meeting has been called by our Board of Directors.

     The accompanying proxy statement describes the matters to be presented for approval at the annual meeting. In summary, the agenda of the meeting will include: the election of three Class III Directors, the amendment of our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares; the approval of our 2005 Annual Incentive Plan; the approval of our Non-Employee Directors Stock Awards Plan; and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

     Representation of your shares at the meeting is very important. We urge each stockholder, whether or not you plan to attend the meeting, to vote promptly by proxy. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

     Thank you for your continued support. We look forward to seeing you on May 10.

Sincerely,

Richard D. Kinder
Chairman, Chief Executive Officer and President

Preliminary Proxy Materials filed April 1, 2005

500 Dallas, Suite 1000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2005

To our stockholders:

     We, the Board of Directors of Kinder Morgan, Inc., give notice that the annual meeting of our stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 10, 2005, beginning at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

(1)	the election of three Class III Directors to hold office for a three-year term in accordance with our Restated Articles of Incorporation and Amended By-Laws;

(2)	the proposal to amend our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares;

(3)	the proposal to approve our 2005 Annual Incentive Plan;

(4)	the proposal to approve our Non-Employee Directors Stock Awards Plan;

(5)	the proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005; and

(6)	any and all other business that may properly come before the annual meeting or any postponement or adjournment thereof.

     We have set the close of business on March 10, 2005 as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting. A list of all stockholders entitled to vote is on file at our principal offices at 500 Dallas, Suite 1000, Houston, Texas 77002, and will be available for inspection by any stockholder during the meeting.

     If you cannot attend the meeting, you may vote over the telephone or the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already voted by proxy.

IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Richard D. Kinder
Chairman, Chief Executive Officer and President

April 1, 2005
Houston, Texas

500 Dallas, Suite 1000
Houston, Texas 77002

-i-

-ii-

Preliminary Proxy Materials filed April 1, 2005

500 Dallas, Suite 1000
Houston, Texas 77002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS ON MAY 10, 2005

     This proxy statement contains information related to the annual meeting of our stockholders to be held on Tuesday, May 10, 2005, beginning at 10:00 a.m. local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, and to any postponements or adjournments thereof. The date on which this proxy statement and the attached form of proxy will be first sent to our stockholders is April 1, 2004.

ABOUT THE MEETING

Who sent me this proxy statement?

     Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation of proxies. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, telegraph, telefax and telex, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. ADP Investor Communication Services will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay to third parties approximately $15,000, plus out-of-pocket expenses, for these services.

Why did I receive this proxy statement and proxy card?

     You received this proxy statement and proxy card from us because you owned our common stock as of the close of business on March 10, 2005. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for or against the election of the nominated directors; the amendment of our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares; the approval of our 2005 Annual Incentive Plan; the approval of our Non-Employee Directors Stock Awards Plan; and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. Please read this proxy statement carefully.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What is the purpose of the annual meeting?

     At the annual meeting, our stockholders will act upon the matters outlined in the notice of annual meeting included with this proxy statement, namely the election of directors; the amendment of our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares; the approval of our 2005 Annual Incentive Plan; the approval of our Non-Employee Directors Stock Awards Plan; and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. In addition, our management will report on our performance during fiscal 2004 and respond to questions from stockholders.

Who is entitled to vote at the annual meeting?

     All stockholders who owned our common stock of record at the close of business on the record date, March 10, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held at the close of business on that date at the meeting or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

     Each outstanding share of our common stock will be entitled to one vote on each matter to be considered.

Who can attend the annual meeting?

     All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in street name, that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of March 10, 2005, the record date, approximately 123,425,727 shares of our common stock were issued and outstanding. This number excludes 11,575,801 shares held in treasury.

     Your common stock will be counted as present at the meeting if you:

•	are present at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.

     Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote over the telephone or the Internet in advance of the meeting.

     If you sign and return the accompanying proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate directors, for the amendment of our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares; for the approval of our 2005 Annual Incentive Plan; for the approval of our Non-Employee Directors Stock Awards Plan; and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

Can I vote by telephone or electronically?

     If you are a registered stockholder, that is, if you hold your stock in certificate form rather than in street name, you may vote by telephone or over the Internet by following the instructions included with your proxy card.

     If your shares are held in street name, please review the voter instruction card you receive from your broker or nominee, or contact your broker or nominee directly to determine whether you will be able to vote by telephone or over the Internet.

     If you are a registered stockholder, the deadline for voting by telephone or over the Internet is 11:59 p.m. New York City time on May 9, 2005.

Can I change my vote after I return my proxy card?

     Yes. If you hold your stock in certificate form, even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders to vote on your behalf will be suspended if you so request in person at the annual meeting, although attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name, please review the voter instruction card you receive from your broker or nominee, or contact your broker or nominee directly to determine how you can change your vote.

What are the recommendations of our Board of Directors?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Each recommendation of our Board of Directors is set forth below and with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	for the election of the nominated slate of directors;

•	for the amendment of our Restated Articles of Incorporation to increase our authorized Common Stock par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares;

•	for the approval of our 2005 Annual Incentive Plan;

•	for the approval of our Non-Employee Directors Stock Awards Plan; and

•	for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote on such matters in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Amendment of Restated Articles of Incorporation. The affirmative vote of the holders of a majority of all our shares of common stock outstanding on the record date is required for the amendment of our Restated Articles of Incorporation to increase our authorized common stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in street name, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares voted for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Do I have any dissenters’ rights?

     No. Under the laws of the State of Kansas, dissenters’ rights are not available to our stockholders with respect to matters to be voted on at the annual meeting.

Where can I find the voting results of the meeting?

     The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

How can I find more information about Kinder Morgan?

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of the material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. We are listed on the New York Stock Exchange. Reports and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We trade under the ticker symbol “KMI.” Our filings also are available to the public at the Commission’s web site at www.sec.gov. You may also request a copy of our filings by contacting our Secretary, c/o Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002.

COMMON STOCK OWNERSHIP

Who are the largest owners of our common stock?

     Except as set forth below, we know of no single person or group that was the beneficial owner of more than 5% of our common stock as of March 1, 2005. The percentage listed in the column entitled “Percentage of Class” is calculated based on 123,372,095 shares of our common stock outstanding on March 1, 2005. This number excludes 11,475,801 shares held in treasury.

	Shares
	Beneficially		Percentage
Beneficial Owner	Owned		Of Class
Richard D. Kinder	23,995,415	(1)	19.45%
Capital Research and Management Company	6,785,160	(2)	5.50%

(1)	Includes 5,173 shares held by Mr. Kinder’s wife and 250 shares held by Mr. Kinder in a custodial account for his nephew. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares. The address for Mr. Kinder is 500 Dallas, Suite 1000, Houston, Texas 77002.

(2)	As reported on the Schedule 13G filed February 14, 2005 by Capital Research and Management Company. Capital Research and Management Company reports that in regard to our common stock, it has sole voting power over 0 shares, shared voting power over 0 shares, sole disposition power over 6,785,160 shares and shared disposition power over 0 shares. Capital Research and Management Company’s address is 333 South Hope Street, Los Angeles, California 90071.

How much common stock do our directors and executive officers own?

     The following table shows the amount of our common stock beneficially owned by our directors, our executive officers named in the Summary Compensation Table, and our current directors and executive officers as a group. The address of each beneficial owner is c/o Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002. Except as otherwise indicated, all information is as of March 1, 2005.

	Shares	Percentage
Beneficial Owner	Beneficially Owned	Of Class
Richard D. Kinder (1)	23,995,415	19.45%
Michael C. Morgan (2)	238,336	*
C. Park Shaper (3)	326,808	*
Edward H. Austin (4)	276,405	*
William J. Hybl (5)	65,954	*
Charles W. Battey (6)	66,470	*
H. A. True, III (7)	66,500	*
Stewart A. Bliss (8)	49,175	*
Edward Randall, III (9)	194,300	*
Fayez Sarofim (10)	2,282,799	1.85%
Ted A. Gardner (11)	260,000	*
Joseph Listengart (12)	140,106	*
Deborah A. Macdonald (13)	121,374	*
James E. Street (14)	103,146	*
All current directors and executive officers as a group (16 persons) (15)	28,272,578	22.92%

*	Less than 1%

(1)	Includes 5,173 shares held by Mr. Kinder’s wife and 250 shares held by Mr. Kinder in a custodial account for his nephew. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares.

(2)	Includes options to purchase 5,000 shares currently exercisable or exercisable within 60 days of March 1, 2005, and includes 25,833 restricted shares.

(3)	Includes options to purchase 195,000 shares currently exercisable or exercisable within 60 days of March 1, 2005, and includes 112,500 restricted shares.

(4)	Mr. Austin may be deemed to be the beneficial owner of 276,405 shares of our common stock. Of these shares, Mr. Austin has sole voting and investment power with respect to 91,507 shares which are owned directly of record and beneficially by him and he may be deemed to have shared voting and investment power as to 144,898 shares of our common stock. Of the shares which are not subject to sole voting and investment power, 115,873 shares are held in a family limited partnership of which Mr. Austin is a general and limited partner and 29,025 shares are held in investment advisory accounts managed and/or monitored by Mr. Austin. Includes options to purchase 40,000 shares currently exercisable or exercisable within 60 days of March 1, 2005

(5)	Includes options to purchase 52,500 shares currently exercisable or exercisable within 60 days of March 1, 2005. Includes 600 shares owned by Mr. Hybl’s spouse.

(6)	Includes options to purchase 51,500 shares currently exercisable or exercisable within 60 days of March 1, 2005.

(7)	Includes options to purchase 61,500 shares currently exercisable or exercisable within 60 days of March 1, 2005. Includes 225 shares held by Mr. True in a nominee account.

(8)	Includes options to purchase 44,500 shares currently exercisable or exercisable within 60 days of March 1, 2005.

(9)	Mr. Randall may be deemed to be the beneficial owner of 194,300 shares of our common stock. Of these shares, Mr. Randall has sole voting and investment power with respect to 110,000 shares which are owned directly of record and beneficially by him and 27,300 shares are held in trusts of which Mr. Randall is trustee and to which he shares voting and investment power but has no beneficial interest. Includes options to purchase 57,000 shares currently exercisable or exercisable within 60 days of March 1, 2005.

(10)	Mr. Sarofim may be deemed to be the beneficial owner of 2,282,799 shares of our common stock. Of these shares, Mr. Sarofim has sole voting and investment power with respect to 1,506,600 shares, which are owned of record and beneficially by him, and may be deemed to have shared voting power as to 359,065 shares of our common stock and shared disposition power as to 736,199 shares of our common stock. Of the securities which are not subject to sole voting and investment power, 536,577 shares are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 160,251 shares are held by Sarofim International Management Company for its own account, 4,900 shares are held in investment advisory accounts managed by Sarofim International Management Company, and 8,500 shares are held in investment advisory accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President, and, through a holding company, majority stockholder. Sarofim International Management Company and Sarofim Trust Co. are wholly-owned subsidiaries of Fayez Sarofim & Co. Additionally, 25,971 shares are held in trusts of which Mr. Sarofim is trustee, as to which he shares voting and investment power but has no beneficial interest. Includes options to purchase 40,000 shares currently exercisable or exercisable within 60 days of March 1, 2005.

(11)	Includes options to purchase 40,000 shares currently exercisable or exercisable within 60 days of March 1, 2005.

(12)	Includes options to purchase 56,300 shares currently exercisable or exercisable within 60 days of March 1, 2005, and includes 72,500 restricted shares.

(13)	Includes 102,500 restricted shares.

(14)	Includes options to purchase 48,400 shares currently exercisable or exercisable within 60 days of March 1, 2005, and includes 41,250 restricted shares.

(15)	Includes options to purchase 691,700 shares exercisable within 60 days of March 1, 2005, and includes 390,333 restricted shares.

     Unless otherwise indicated, the directors and named executive officers have sole voting and investment power over the shares listed above, other than shared rights between the directors or named executive officers and their respective spouses.

     The percentage listed in the column entitled “Percentage of Class” is calculated based on 123,372,095 shares of our common stock outstanding on March 1, 2005 (which excludes 11,475,801 shares held in treasury) and the respective options beneficially held by each director and/or officer, as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2004.

Certain Relationships and Related Transactions

     On November 19, 2004, we completed the sale of TransColorado Gas Transmission Company, a Colorado general partnership, to Kinder Morgan Energy Partners, L.P. for $275 million, consisting of approximately $210 million in cash and 1,400,000 units representing limited partner interests of Kinder Morgan Energy Partners, L.P. The value of the units was determined based on the closing price of the units on the New York Stock Exchange on November 18, 2004. TransColorado Gas Transmission Company owns a 300-mile interstate pipeline that transports natural gas from western Colorado to the Blanco Hub in northwest New Mexico. We own the general partner of and significant limited partner interests in Kinder Morgan Energy Partners, L.P. We also own all of the voting shares and a significant number of listed shares of Kinder Morgan Management, LLC, the delegate of the general partner. The transaction was approved by the relevant boards of directors following the receipt of fairness opinions from separate investment banking firms.

EXECUTIVE COMPENSATION

Summary Compensation Table

     Certain of our executive officers, including all of the named officers below, also serve in the same capacities as executive officers of Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC. Kinder Morgan Management, LLC is the delegate of Kinder Morgan G.P., Inc. All information in this proxy statement with respect to compensation of executive officers describes the total compensation received by those persons in all capacities for us, Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC, and their respective affiliates.

				Long-Term
				Compensation Awards
				Restricted	KMI Shares
	Annual Compensation			Stock	Underlying		All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Options		Compensation(3)
Richard D. Kinder	2004	$1	$—	$—	—		$—
Director, Chairman , CEO and	2003	1	—	—	—		—
President	2002	1	—	—	—		—

C. Park Shaper	2004	200,000	975,000	—	—		8,378
Executive Vice President	2003	200,000	875,000	5,918,000	—		8,378
and CFO	2002	200,000	950,000	—	100,000	(4)	8,336

Deborah A. Macdonald	2004	200,000	975,000	—	—		8,966
Vice President (President,	2003	200,000	875,000	5,380,000	—		8,966
Natural Gas Pipelines)	2002	200,000	950,000	—	50,000	(5)	8,966

Joseph Listengart	2004	200,000	875,000	—	—		8,378
Vice President,	2003	200,000	825,000	3,766,000	—		8,378
General Counsel and Secretary	2002	200,000	950,000	—	—		8,336

James E. Street	2004	200,000	515,000	—	—		8,630
Vice President, Human Resources	2003	200,000	450,000	2,152,000	—		8,630
and Administration	2002	200,000	500,000	—	—		8,630

(1)	Amounts earned in year shown but paid the following year.

(2)	Represent shares of restricted stock awarded in 2003. The awards were issued under our stockholder-approved 1994 Long-Term Incentive Plan. The ability to make additional grants under this plan terminated on March 24, 2004. For the 2003 awards, value is computed as the number of shares awarded times the closing price on the date of grant ($53.80 at July 16, 2003). Twenty-five percent of the shares in each grant vest on the third anniversary after the date of grant and the remaining seventy-five percent of the shares in each grant vest on the fifth anniversary after the date of grant. To vest, we and/or Kinder Morgan Energy Partners, L.P. must also achieve one of the following performance hurdles during the vesting period: (i) we must earn $3.70 per share in any fiscal year; (ii) Kinder Morgan Energy Partners, L.P. must distribute $2.72 over four consecutive quarters; (iii) we or Kinder Morgan Energy Partners, L.P. must fund at least one year’s annual incentive program; or (iv) our stock price must average over $60.00 per share during any consecutive 30-day period. All of these hurdles have already been met. The 2003 awards represent long-term equity compensation for the individuals named in the Summary Compensation Table through July 2008, and neither we nor Kinder Morgan Energy Partners, L.P. intends to make further stock awards to such individuals before that date. The holders of the restricted stock awards are eligible to vote and to receive dividends declared on such shares.

(3)	Amounts represent contributions to the Kinder Morgan Savings Plan (a 401(k) plan), the value of group-term life insurance exceeding $50,000 and a taxable parking subsidy.

(4)	The 100,000 options to purchase shares were granted on January 16, 2002 with an exercise price of $56.99 per share and vest at the rate of twenty-five percent on each of the first four anniversaries after the date of the grant.

(5)	The 50,000 options to purchase shares were granted on January 16, 2002 with an exercise price of $56.99 per share and vest at the rate of twenty-five percent on each of the first four anniversaries after the date of the grant.

Executive Compensation Plans for Us, Our Subsidiaries and Our Affiliates

     As we are required to report compensation that our named executive officers receive from our subsidiaries, we are including the following descriptions of KMGP Services Company, Inc.’s and Kinder Morgan G.P., Inc.’s compensation plans, through which certain of our named executive officers receive compensation that is included in the Summary Compensation Table above. Mr. Kinder does not receive any compensation from KMGP Services Company, Inc., Kinder Morgan G.P., Inc. or any of our other subsidiaries or affiliates.

     Kinder Morgan Savings Plan

     The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits all of our and KMGP Services Company, Inc.’s full-time employees to contribute from one percent to 50 percent of base compensation, on a pre-tax basis, into participant accounts. In addition to a mandatory contribution equal to four percent of base compensation per year for most plan participants, we may make discretionary contributions in years when specific performance objectives are met. Kinder Morgan Energy Partners, L.P. reimburses us for its portion of all contributions we make to the plan. Certain employees’ contributions are based on collective bargaining agreements. The mandatory contributions are made each pay period on behalf of each eligible employee. Any discretionary contributions are made during the first quarter following the performance year. All employer contributions, including discretionary contributions, are in the form of our common stock which is immediately convertible into other available investment vehicles at the employee’s discretion. During the first quarter of 2005, we did not make any discretionary contributions to individual accounts for 2004. For employees hired on or prior to December 31, 2004, all contributions, together with earnings thereon, are immediately vested and are not subject to forfeiture. Employer contributions for employees hired on or after January 1, 2005 will vest on the second anniversary of the date of hire. Participants may direct the investment of their contributions into a variety of investments. Plan assets are held and distributed pursuant to a trust agreement. Because levels of future compensation, participant contributions and investment yields cannot be reliably predicted over the span of time contemplated by a plan of this nature, it is impractical to estimate the annual benefits payable at retirement to the individuals named in the Summary Compensation Table above.

     At its July 2004 meeting, the Compensation Committee of our Board of Directors approved that contingent upon its approval at its July 2005 meeting, each eligible employee will receive an additional one percent company contribution based on eligible base pay to his or her Savings Plan account each pay period beginning with the first pay period after the July 2005 Compensation Committee meeting. The one percent contribution will be in the form of our common stock (the same as the current four percent contribution). The one percent contribution will be in addition to, and does not change or otherwise impact, the annual four percent contribution that eligible employees currently receive. It may be converted to any other Savings Plan investment fund at any time and it will vest on the second anniversary of an employee’s date of hire. Since this additional one percent company contribution is discretionary, Compensation Committee approval will be required annually for each contribution.

     Cash Balance Retirement Plan

     Employees of us and our direct and indirect subsidiaries, including KMGP Services Company, Inc., are eligible to participate in a Cash Balance Retirement Plan. Certain employees continue to accrue benefits through a career-pay formula, “grandfathered” according to age and years of service on December 31, 2000, or collective bargaining arrangements. All other employees will accrue benefits through a personal retirement account in the Cash Balance Retirement Plan. Employees with prior service who were not grandfathered converted to the Cash Balance Retirement Plan on January 1, 2001, and were credited with the then-current fair value of any benefits they had previously accrued through the defined benefit plan. Under the Cash Balance Retirement Plan, we credit each participating employee’s personal retirement account with three percent of eligible compensation every pay period. In addition, we may make discretionary credits to the accounts based on our and/or Kinder Morgan Energy Partners, L.P.’s performance. Kinder Morgan Energy Partners, L.P. reimburses us for its portion of all contributions we make to the plan. No discretionary credits were made for 2004 performance. Interest is credited to the personal retirement account at the 30-year U.S. Treasury bond rate in effect each year. Employees will be fully vested in the plan after five years, and they may receive a lump sum distribution upon termination of employment or retirement.

     The following table sets forth the estimated annual benefits payable as of December 31, 2004, assuming current remuneration levels without any salary projection and participation until normal retirement at age 65, with respect to the individuals named in the Summary Compensation Table above. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for Social Security or other offset amounts.

		Estimated			Estimated
	Current	Credited		Current	Annual
	Credited	Years		Compensation	Benefit
	Years	of Service	Age as of	Covered by	Payable Upon
Name	of Service	at Age 65	Jan. 1, 2005	Plans	Retirement (1)
Richard D. Kinder	4	8.8	60.2	$1	$—
C. Park Shaper	4	32.7	36.4	200,000	62,363
Joseph Listengart	4	32.5	36.6	200,000	61,608
Deborah A. Macdonald	4	15.9	53.1	200,000	15,763
James E. Street	4	20.8	48.2	200,000	24,800

(1)	The estimated annual benefits payable are based on the straight-life annuity form.

     Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan

     Under our Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan, our employees and employees of our direct and indirect subsidiaries, including employees of KMGP Services Company, Inc., are eligible to receive grants of restricted shares of our common stock and grants of non-qualified options to purchase shares of our common stock. Our Board of Directors’ Compensation Committee has the sole discretion to grant awards under the plan to employees of us and our subsidiaries and to establish the terms, conditions and restrictions to which awards under the plan are subject. During 2004, none of the individuals named in the Summary Compensation Table above were granted restricted stock or options to purchase our common stock. Currently, we do not plan on issuing any more options to purchase shares of our common stock under the plan.

Aggregated Stock Option Exercises in 2004 and 2004 Year-End Stock Option Values

			Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at 2004 Year-End		at 2004 Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
C. Park Shaper	—	$—	170,000	50,000	$5,984,475	$807,000
Deborah A. Macdonald	50,000	$1,900,674	25,000	25,000	$403,500	$403,000
Joseph Listengart	50,000	$1,843,154	56,300	—	$2,612,382	—
James E. Street	50,000	$1,857,582	48,400	—	$2,168,042	—

(1)	Calculated on the basis of the fair market value of the underlying shares at year-end, minus the exercise price.

     Kinder Morgan Energy Partners, L.P. Common Unit Option Plan

     Pursuant to Kinder Morgan Energy Partners, L.P.’s Common Unit Option Plan, Kinder Morgan Energy Partners, L.P.’s and its affiliates’ key personnel are eligible to receive grants of options to acquire Kinder Morgan

Energy Partners, L.P.’s common units. The total number of common units authorized under the plan is 500,000. None of the options granted under this plan may be “incentive stock options” under Section 422 of the Internal Revenue Code. If an option expires without being exercised, the number of common units covered by such option will be available for a future award. The exercise price for an option may not be less than the fair market value of a common unit on the date of grant. Either the Board of Directors of Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, L.P., or a committee of that Board of Directors administers the unit option plan. The plan terminates on March 5, 2008.

     No individual employee may be granted options for more than 20,000 common units in any year. Kinder Morgan G.P., Inc.’s Board of Directors or the committee referred to in the prior paragraph will determine the duration and vesting of the options to employees at the time of grant. As of December 31, 2004, options to purchase 95,400 common units were outstanding and held by 30 former employees of Kinder Morgan G.P., Inc., who are now employees of ours or KMGP Services Company, Inc. No common unit options were granted at an option price below fair market value on the date of grant. Forty percent of such options vest on the first anniversary of the date of grant and 20 percent on each anniversary thereafter. The options expire seven years from the date of grant. As of December 31, 2004, all 95,400 options were fully vested.

     The unit option plan also granted to each of Kinder Morgan G.P., Inc.’s non-employee directors an option to purchase 10,000 common units at an exercise price equal to the price of the units at the end of a trading day that is at or around the director’s election to the board. As of December 31, 2004, options to purchase 20,000 common units were outstanding and held by two of Kinder Morgan G.P., Inc.’s three non-employee directors. Forty percent of such options vest on the first anniversary of the date of grant and 20 percent on each anniversary thereafter. The non-employee director options will expire seven years from the date of grant.

     No options to purchase common units were granted during 2004 to any of the individuals named in the Summary Compensation Table above. The following table sets forth certain information at December 31, 2004 with respect to common unit options previously granted to Mr. Listengart, the only person named in the Summary Compensation Table who has been granted common unit options.

Aggregated Common Unit Option Exercises in 2004 and 2004 Year-End Common Unit Option Values

			Number of Units		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Units Acquired	Value	Options at 2004 Year-End		at 2004 Year-End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph Listengart	10,000	$283,667	—	—	—	—

     2000 Annual Incentive Plan

     Effective January 20, 2000, we established the 2000 Annual Incentive Plan of Kinder Morgan, Inc. The plan was established, in part, to enable the portion of an officer’s or other employee’s annual bonus based on objective performance criteria to qualify as “qualified performance–based compensation” under the Internal Revenue Code. “Qualified performance–based compensation” compensation is deductible for tax purposes. The plan permits annual bonuses to be paid to our officers and other employees and employees of our subsidiaries based on their individual performance, our performance and the performance of our subsidiaries. The plan is administered by the Compensation Committee of our Board of Directors. Under the plan, at or before the start of each calendar year, the Compensation Committee establishes written performance objectives. The performance objectives are based on one or more criteria set forth in the plan. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective. The maximum payout to any individual under the plan in any year is $1,500,000, and the Compensation Committee has the discretion to reduce the bonus amount in any performance period. The cash bonuses set forth in the Summary Compensation Table above were paid under the plan.

     Although our 2000 Annual Incentive Plan was approved by our stockholders in 2000, without stockholder re-approval this year the 2000 Annual Incentive Plan would not continue to qualify under Section 162(m) of the Internal Revenue Code. Consequently, as set forth elsewhere in this proxy, we are seeking stockholder approval for our 2005 Annual Incentive Plan, which, when approved, will replace the 2000 Annual Incentive Plan. The Compensation Committee also has authority to grant cash bonuses or other awards outside of these incentive plans; however, portions of such awards may not be deductible to us for tax purposes.

Equity Compensation Plan Information

     The following table sets forth information regarding our equity compensation plans as of December 31, 2004. Specifically, the table sets forth information as of December 31, 2004 regarding our 1994 Long-Term Incentive Plan (under which no further awards are to be made after March 24, 2004, but under which there remain shares of our common stock to be issued upon the exercising of options to purchase our common stock previously awarded under the plan), our 1992 Stock Option Plan for Non-Employee Directors, as amended, our Employee Stock Purchase Plan and our Amended and Restated 1999 Stock Plan described above.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,026,436	$44.18	3,622,965(1)

Equity compensation plans not approved by security holders	—	—	—

Total	5,026,436	$44.18	3,622,965(1)

(1)	Includes 702,056 shares available for future issuance under our Employee Stock Purchase Plan, in which our executive officers do not participate. Also includes 322,125 shares of our common stock that are available for future issuance under our 1992 Stock Option Plan for Non-Employee Directors, but that will not be issued under the plan if our shareholders approve our Non-Employee Directors Stock Awards Plan.

Employment Agreement

     On October 7, 1999, Mr. Kinder entered into an employment agreement with us pursuant to which he agreed to serve as our Chairman and Chief Executive Officer. His employment agreement provides for a term of three years and one year extensions on each anniversary of October 7th. Mr. Kinder, at his initiative, accepted an annual salary of $1 to demonstrate his belief in our long term viability. Mr. Kinder continues to accept an annual salary of $1, and he receives no other compensation. Mr. Kinder’s employment agreement is extended annually at the request of our Board of Directors. Our Board of Directors believes that Mr. Kinder’s employment agreement contains provisions that are beneficial to us and our stockholders. For example, with limited exceptions, Mr. Kinder is prevented from competing in any manner with us, while he is employed by us and for 12 months following the termination of his employment with us. The agreement contains provisions that address termination with and without cause, termination as a result of change in duties or disability, and death. At his current compensation level, the maximum amount that would be paid to Mr. Kinder or his estate in the event of his termination is three times $750,000. This payment would be made if Mr. Kinder were terminated by us without cause or if Mr. Kinder terminated his employment with us as a result of change in duties (as defined in the employment agreement).

BOARD OF DIRECTORS

How are our directors compensated?

          At present, directors who are not also our employees participate in our 1992 Stock Option Plan for Non-Employee Directors, which was amended and restated on January 17, 2001. Under this plan, each continuing director who is not one of our salaried employees, at the discretion of the Compensation Committee of our Board of Directors, may be granted an option to purchase an amount of our common stock not to exceed 10,000 shares each year. Each newly-elected director who is not one of our salaried employees, at the discretion of the Compensation Committee of our Board of Directors, may be granted an option to purchase an amount of our common stock not to exceed 20,000 shares. Options may be granted with an exercise price that is not less than the fair market value of our common stock on the date of grant, but must be at least the par value of the shares subject to the option. Options expire ten years from the date of grant. Options granted pursuant to our 1992 Stock Option Plan for Non-Employee Directors are intended to be nonqualified stock options.

          We plan to compensate our non-employee directors in the future through the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan. This plan was adopted by our Board of Directors at their January 18, 2005 meeting, subject to stockholder approval at our annual meeting of stockholders. Our Compensation Committee will administer the plan upon the plan’s approval by our stockholders. A description of the plan is set forth elsewhere in this proxy statement and a copy of the plan is attached to this proxy statement as Appendix A. At our Board of Directors January 18, 2005 meeting, it was determined that, upon stockholder approval of the plan, each of our non-employee directors will receive 1,750 restricted shares of our common stock, the restrictions on which will lapse on July 18, 2005, the sixth-month anniversary of such Board of Directors meeting. For the period from January 18, 2005 to our annual meeting of stockholders, simultaneously with our payment of dividends on our outstanding shares of common stock, each of our non-employee directors has and will receive payments from us equal to the dividends on 1,750 shares of common stock.

          Upon stockholder approval of the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan, our 1992 Stock Option Plan for Non-Employee Directors, which was amended and restated on January 17, 2001, will terminate and no further awards will be made under it.

          If the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan is not approved by our stockholders, then, as was approved at our Board of Directors’ January 18, 2005 meeting, each of our non-employee directors will receive options to purchase 10,000 shares of our common stock under our 1992 Stock Option Plan for Non-Employee Directors. The options will vest immediately upon receipt. In such event, our 1992 Stock Option Plan for Non-Employee Directors will remain in full force and effect and will not terminate.

          At our Board of Directors’ January 18, 2005 meeting, it was determined that the directors would not, generally, receive a cash retainer for their services to the Board for 2005; however, it was approved that each member of the Audit Committee would receive $5,000 for 2005, the Chairman of the Audit Committee would receive an additional $10,000 for 2005, the Chairman of the Compensation Committee would receive $10,000 for 2005, and the Lead Director would receive $20,000 for 2005. All of the foregoing would be paid in quarterly installments.

          All directors are reimbursed for reasonable travel and other expenses incurred in attending all board and/or committee meetings.

          Our Board of Directors has established a policy pursuant to which each of our directors must own at least 10,000 shares of our common stock. The directors will have six years from the date our Board established the policy, or, if later, the date they were elected to the Board to accumulate the 10,000 share position.

Independence of Directors

     Our Board of Directors has adopted governance guidelines for the Board and charters for the Audit Committee, Nominating and Governance Committee and Compensation Committee. The governance guidelines and the rules of the New York Stock Exchange require that a majority of our directors be independent, as described in those guidelines and rules. To assist in making determinations of independence, the Board has determined that the following categories of relationships are not material relationships that would cause the affected director not to be independent:

•	If the director was an employee, or had an immediate family member who was an executive officer of Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. or us or any of their or our affiliates, but the employment relationship ended more than three years prior to the date of determination (or, in the case of employment of a director as an interim chairman, interim chief executive officer or interim executive officer, such employment relationship ended by the date of determination);

•	If during any twelve month period within the three years prior to the determination the director received no more than, and has no immediate family member that received more than, $100,000 in direct compensation from us or our affiliates, other than (i) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (ii) compensation received by a director for former service as an interim chairman, interim chief executive officer or interim executive officer, and (iii) compensation received by an immediate family member for service as an employee (other than an executive officer);

•	If the director is a current employee, or has an immediate family member that is a current executive officer, of another company that has made payments to, or received payments from, us and our affiliates for property or services in an amount which, in each of the three fiscal years prior to the date of determination, was less than the greater of $1.0 million or 2% of such other company’s annual consolidated gross revenues. Contributions to tax-exempt organizations are not considered payments for purposes of this determination;

•	If the director is also a director, but is not an employee or executive officer, of Kinder Morgan G.P., Inc. or another affiliate of Kinder Morgan Management, LLC or us, so long as such director is otherwise independent; and

•	If the director beneficially owns less than 10% of each class of voting securities Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC or us.

     The Board has affirmatively determined that Messrs. Austin, Battey, Bliss, Gardner, Hybl, Randall, Sarofim and True, who constitute a majority of our directors, are independent as described in our governance guidelines and the New York Stock Exchange rules. Each of them meets the standards above and has no other relationship with us. In conjunction with regular quarterly Board meetings, these non-management directors also meet in executive session without members of management. Mr. Bliss was re-elected in the fourth quarter of 2004 for a one-year term to serve as lead director to develop the agendas for and moderate these executive sessions.

How often did our Board meet during fiscal 2004?

     Our Board of Directors met ten times during fiscal 2004. Each director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.

Committees of our Board of Directors

     What committees has our Board established?

     Our Board of Directors has the following standing committees: the Compensation Committee, the Audit Committee and the Nominating and Governance Committee.

     As of December 31, 2004, the following members of the Board of Directors were members of the Compensation, Audit and/or Nominating and Governance Committees as indicated below.

	Compensation		Nominating And
Name	Committee	Audit Committee	Governance Committee
Edward H. Austin		*	*
Charles W. Battey		*
Stewart A. Bliss		**
Ted A. Gardner	**
William J. Hybl	*		*
Edward Randall, III	*		**
Fayez Sarofim		*
H. A. True, III	*

* **	Member Chair

   Compensation Committee

     Our Board of Directors’ Compensation Committee is comprised of four directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the New York Stock Exchange rules. The Compensation Committee has a written charter adopted by our Board of Directors. The Compensation Committee met two times during fiscal 2004.

     The Compensation Committee’s primary purposes are to:

•	review and recommend to our Board, or determine, as the case may be, the annual salary, bonus, restricted stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

•	review new executive compensation programs;

•	assess and monitor our director compensation programs;

•	review on a periodic basis the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

•	take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

•	produce an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K, if required by the applicable rules and regulations of the Securities and Exchange Commission; and

•	periodically review and assess our compensation and benefits plans of broad application.

Report of Compensation Committee

     The Compensation Committee of our Board of Directors has furnished the following report on our executive compensation for fiscal 2004.

     What is our philosophy of executive officer compensation?

     Executive compensation is principally comprised of a base salary, a possible annual cash bonus and occasional long-term equity awards. It is our current philosophy to pay our executive officers a base salary, not to exceed $200,000 per year, which is below base salaries for comparable positions in the marketplace. The majority of an executive officer’s compensation is allocated to the “at risk” portions of the annual cash bonus, and the long-term equity compensation. It is our philosophy that compensation of our executive officers and other key employees should be directly and materially tied to corporate financial performance and aligned with the interests of our stockholders. To achieve this objective for 2004, executive compensation is weighted toward the cash bonus payable on the basis of achieving an earnings per share target by us and a cash distribution per common unit target by Kinder Morgan Energy Partners, L.P. Though in the past we used stock options and restricted stock as the principal components of long-term executive compensation, in 2003 we began using grants of restricted stock exclusively as the principal component of long-term executive compensation.

     With respect to executive benefits and perquisite programs, unlike many companies, we have no executive perquisites and have no supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split dollar life insurance programs. We have no executive company cars or executive car allowances nor do we offer or arrange financial planning services. Additionally, we do not pay for executives to fly first class.

     Our executive compensation components are compared periodically with market information. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive with the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope of our company.

     Our Amended and Restated 1999 Stock Plan allows for grants of restricted stock and non-qualified stock options. We believe the plan will permit us to keep pace with changing developments in compensation and benefit programs, making us competitive with those companies that offer incentives to attract and retain employees. We currently plan to issue only restricted stock to our executive officers, unless specific circumstances dictate otherwise. However, as stated elsewhere in this proxy statement, the restricted stock awards granted to our named executive officers (excluding Mr. Kinder, who accepts $1 in salary and no other compensation) and some of our other most senior executives in 2003 are the only stock awards such senior executives will be granted through July 2008.

     How is our Chairman and Chief Executive Officer compensated?

     At his request, Mr. Kinder, our Chairman and Chief Executive Officer, receives $1 of base salary per year. Additionally, Mr. Kinder has requested that he receive no annual bonus, stock grants or other compensation. Mr. Kinder does not have any deferred compensation, supplemental retirement or any other special benefit, compensation or perquisite arrangement. He wishes to be rewarded strictly on the basis of stock performance which impacts the value of his holdings of our common stock.

     How are we addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for our Chief Executive Officer and our additional four highest paid executive officers to $1,000,000 of cash compensation per year. If certain conditions are met, compensation may be excluded from consideration of the $1,000,000 limit. Cash bonuses of $975,000 were awarded to two of our executive officers, a cash bonus of $825,000 was awarded to one of our executive officers and a cash bonus of $515,000 was awarded to another one of our executive officers, for services provided by such executive officers in 2004. Since these bonuses were paid under our stockholder-approved 2000 Annual Incentive Plan as a result of reaching designated financial targets established at our Compensation Committee’s meeting in January 2004, all cash compensation paid to our executives will be deductible. As described elsewhere in this proxy statement, we are seeking stockholder approval for our 2005 Annual Incentive Plan to address these issues for 2005 through 2009.

     This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Compensation Committee
Ted A. Gardner, Chairman
William J. Hybl
Edward Randall, III
H. A. True, III

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or has been one of our officers or employees and none of our executive officers served during 2004 on a board of directors of another entity which has employed any of the members of the Compensation Committee.

Audit Committee

     Our Board of Directors’ Audit Committee is comprised of four directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the charter of the Audit Committee, as well as under the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee has a written charter adopted by our Board of Directors, a copy of which is attached to this proxy statement as Appendix B. Mr. Battey has been determined by the Board to be an “audit committee financial expert.” The Audit Committee of our Board of Directors met five times during fiscal 2004.

     The Audit Committee’s primary purposes are to:

•	monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•	monitor our compliance with legal and regulatory requirements;

•	select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

•	monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and

•	establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board of Directors.

Audit Matters

     The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004, and December 31, 2003:

	Year Ended December 31,
	2004	2003
Audit fees(1)	$1,469,967	$848,735
Audit-related fees(2)	115,003	88,611
Tax fees(3)	87,118	61,612
All other fees	—	—

Total	$1,672,118	$998,958

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, and reviews of documents filed with the Securities and Exchange Commission.

(2)	Includes fees for audit-related work in connection with employee benefit plans.

(3)	Includes fees related to professional services for tax compliance, tax advice and tax planning, consisting of tax services relating to the review or preparation of federal, state, local or foreign income or other tax returns.

     All services rendered by PricewaterhouseCoopers LLP were permissible under applicable laws and regulations and were pre-approved by our Audit Committee, consistent with the Audit Committee’s charter, which requires the pre-approval of all audit and non-audit services. Please see the section above, entitled “Audit Committee,” which outlines the primary purposes of the Audit Committee and describes the Audit Committee’s pre-approval policies and procedures.

Report of Audit Committee

     The Audit Committee of our Board of Directors has furnished the following report for fiscal 2004.

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee also engaged Deloitte and Touche in connection with our internal audit obligations and discussed with Deloitte and Touche our internal controls and related matters.

     Based on the review and discussions described in the above paragraph, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the Audit Committee of the Board of Directors.

Audit Committee
Stewart A. Bliss, Chairman
Edward H. Austin
Charles W. Battey
Fayez Sarofim

Nominating and Governance Committee

     Our Board of Directors’ Nominating and Governance Committee is comprised of three directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the New York Stock Exchange rules. The Nominating and Governance Committee has a written charter adopted by our Board of Directors. The Nominating and Governance Committee met two times in 2004.

     The Nominating and Governance Committee’s primary purposes are to:

•	make recommendations regarding the size of our Board of Directors;

•	identify individuals qualified to become members of our Board of Directors, and recommend director nominees to our Board of Directors for election at our annual meeting of stockholders;

•	identify from among the members of our Board of Directors and report to our Board of Directors on individuals recommended to serve as members of the various committees of our Board of Directors;

•	annually reevaluate our governance guidelines and recommend to our Board of Directors any changes that the Nominating and Governance Committee deems necessary or appropriate; and

•	periodically evaluate our Board of Directors’ and other committees’ performances.

Stockholder Nominees

     The Nominating and Governance Committee will consider director candidates recommended by stockholders. Our stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by mailing the communication to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, Attention: General Counsel or by sending an email to www.kindermorgan.com (click: “Contact Us”).

     The recommendations must set forth the following:

•	the name, age, business address and residence address of the stockholder(s) making the recommendation and of the person(s) recommended;

•	a description of v all arrangements or understandings between such stockholder(s) and each nominee recommended by the stockholder(s) and any other person(s), identifying such person(s), pursuant to which the recommendation(s) have been made by the stockholder(s);

•	such other information regarding each candidate recommended by such stockholder(s) as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the written consent of each candidate to serve as a director if so elected; and

•	a description of the qualifications of such candidate to serve as a director.

     The chair of the Nominating and Governance Committee will have discretion to determine whether the recommendation should be brought to the attention of the full Board of Directors and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our Secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, make changes.

Director Qualifications

     The Nominating and Governance Committee will consider at least the following factors as it evaluates the qualifications of possible candidates: a candidate’s experience, knowledge, skills, integrity, independence (as described in our governance guidelines), expertise, commitment to our core values, relationships with us, ownership of our equity securities, service on other boards, willingness to commit the required time, and ability to work as part of a team. Among other factors, the Nominating and Governance Committee may also consider the current mix of skills and expertise on our Board of Directors and the results of our Board’s annual self evaluation.

     Additionally, the Nominating and Governance Committee considers the characteristics that our Board should reflect as set out in our governance guidelines. Our governance guidelines require that our Board of Directors reflect the following characteristics:

•	each director shall be a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

•	each director shall be knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations;

•	each director shall be experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

•	a majority of the directors shall meet the standards of independence as prescribed in our governance guidelines and the New York Stock Exchange rules; and

•	our Board of Directors shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

Identifying and Evaluating Nominees for Directors

     The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board of Directors nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies in the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the governance guidelines; recommends approval by the entire Board of Directors of each selected nominee for election as a director; and approves extending an invitation to join our Board of Directors if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee.

     Our Board of Directors believes that diversity is an important attribute of a well functioning board. As such, the Nominating and Governance Committee is responsible for advising our Board of Directors on matters of diversity, including race, gender, culture, thought and geography, and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise.

How may stockholders communicate with our Board of Directors?

     You may contact our lead director, the chairs of our Board of Directors’ Nominating and Governance Committee, Audit Committee or Compensation Committee, our non-management directors as a group or the full board by mail to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, Attention: General Counsel, or by sending an email to www.kindermorgan.com (click: “Contact Us”). Your communication should specify the intended recipient.

     All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay all such communications to the appropriate director or directors unless our investor relations department determines that the communication:

•	does not relate to the business or affairs of us or the functioning or governance guidelines of our Board of Directors or the functioning or charter of any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of our Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our investor relations department will retain copies of all recommendations received pursuant to these procedures for a period or at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Annual Meeting Attendance

     Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Messrs. Kinder and Morgan attended last year’s annual meeting of stockholders.

How can I find more information on Kinder Morgan’s corporate governance?

     We make available free of charge within the “Investors” section of our Internet website, at www.kindermorgan.com, and in print to any stockholder who requests, the governance guidelines, the charters of the audit committee, compensation committee and nominating and governance committee, and our code of business conduct and ethics (which applies to senior financial and accounting officers and the chief executive officer, among others). Requests for copies may be directed to Investor Relations, Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, or by telephone at (713) 369-9490. We intend to disclose any amendments to our code of business conduct and ethics, and any waiver from a provision of that code granted to our executive officers or directors, that otherwise would be required to be disclosed on a Form 8-K, on our website within five days following such amendment or waiver. The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.

Material Proceedings

     There are no material proceedings to which any director, officer or affiliate of ours or any record or any beneficial owner of more than five percent of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.

Contributions to Charitable Organizations

     We have not made, within the preceding three years, contributions to any tax-exempt organization in which any of our independent directors serves as an executive officer in any single fiscal year within the preceding three years that exceeded the greater of $1 million or two percent of such tax-exempt organization’s consolidated gross revenue.

No Incorporation by Reference

     The Report of the Compensation Committee, the Report of the Audit Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate either such report or the performance graphs by reference therein.

PERFORMANCE GRAPHS

Comparison of Five-Year Cumulative Total Return

     The following performance graph compares the performance of our common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s 500 Gas Utilities Index for our last five fiscal years. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1999, and that all dividends were reinvested. Total net return to our stockholders in 2004 was 28.38 percent, as compared to an average return of 10.88 percent for the Standard & Poor’s 500 Stock Index and of 14.74 percent for the Standard & Poor’s 500 Gas Utilities Index for the same period.

FIVE-YEAR CUMULATIVE TOTAL RETURN
Based on investment of $100 beginning December 31, 1999
with dividends reinvested

	Base	INDEXED RETURNS ($)
	Period	Years Ending
Company / Index	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04
KINDER MORGAN, INC.	100	260.12	278.62	212.99	304.23	390.58
S&P500 INDEX	100	90.90	80.09	62.39	80.29	89.03
S&P500 GAS UTILITIES	100	154.34	118.51	68.69	84.67	97.14

Comparison of Cumulative Total Return Since the Announcement of Our 1999 Merger

     The following performance graph compares the performance of our common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s 500 Gas Utilities Index from July 8, 1999 through December 31, 2004. On July 8, 1999, the acquisition of Kinder Morgan (Delaware), Inc. was announced, and it was proposed that our current management would operate our business following that transaction. The graph assumes that the value of the investment in our common stock and each index was $100 at July 8, 1999, and that all dividends were reinvested.

CUMULATIVE TOTAL RETURN SINCE THE ANNOUNCEMENT OF OUR 1999 MERGER
Based on investment of $100 beginning July 8, 1999
with dividends reinvested

	Base	INDEXED RETURNS ($)
	Period	Years Ending
Company / Index	8Jul99	Dec99	Dec00	Dec01	Dec02	Dec03	Dec04
KINDER MORGAN, INC.	100	167.53	435.79	466.77	356.83	509.69	654.34
S&P500 INDEX	100	106.03	96.38	84.92	66.15	85.13	94.39
S&P500 GAS UTILITIES	100	97.33	150.22	115.35	66.86	82.41	94.55

ITEM 1
ELECTION OF DIRECTORS

Directors Standing for Election

     Our Board of Directors is currently divided into three classes, with the classes having three-year terms that expire in successive years. The current term of the directors in Class III expires at the annual meeting. Our Board of Directors proposes that the nominees listed below, all of whom are currently serving as Class III directors, be re-elected to serve a new term of three years and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a three-year term. If any of them becomes unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors.

     Class III Directors

     The directors standing for election are:

Michael C. Morgan	Director since 2003 — Age 36

     Mr. Morgan has been President of Portcullis Partners, L.P., a private investment partnership, since October 2004. Mr. Morgan was President of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and us from July 2001 to July 2004. Mr. Morgan served as Vice President-Strategy and Investor Relations of Kinder Morgan Management, LLC from February 2001 to July 2001. He served as Vice President-Strategy and Investor Relations of us and Kinder Morgan G.P., Inc. from January 2000 to July 2001. He served as Vice President, Corporate Development of Kinder Morgan G.P., Inc. from February 1997 to January 2000. Mr. Morgan was our Vice President, Corporate Development from October 1999 to January 2000.

Stewart A. Bliss	Director since 1993 — Age 71

     Mr. Bliss has been an Independent Financial Consultant and Senior Business Advisor in Denver, Colorado for the past twelve years. Mr. Bliss served on the Governing Board for the Colorado State University System from 1994 to February 2001 and was President of the Board from 1999 to 2001. Mr. Bliss served as our Interim Chairman and Chief Executive Officer from July to October of 1999.

Edward Randall, III	Director since 1994 — Age 78

     Mr. Randall has been a private investor for the past five years.

Recommendation

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THREE NOMINEES FOR CLASS III DIRECTORS.

   Directors Continuing In Office

     Class I Directors

     The following Class I directors were elected at our 2003 annual meeting for terms ending in 2006.

Richard D. Kinder	Director since October 1999; also from 1998 to June 1999 — Age 60

     Mr. Kinder is Director, Chairman, Chief Executive Officer and President of Kinder Morgan Management, LLC (“KMR”), Kinder Morgan G.P., Inc. and us. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of KMR since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of us in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc in February 1997. Mr. Kinder was elected President of KMR, Kinder Morgan G.P., Inc. and us in July 2004. Mr. Kinder is the uncle of David Kinder, Vice President, Corporate Development of KMR, Kinder Morgan G.P., Inc., and us.

Edward H. Austin, Jr.	Director since 1994 – Age 63

     Mr. Austin has served as a Director and Executive Vice President of Austin, Calvert & Flavin, Inc., an investment advisory firm based in San Antonio, Texas since August 1999. Austin, Calvert & Flavin, Inc., is a wholly owned subsidiary of Waddell & Reed Financial, Inc.

William J. Hybl	Director since 1988 — Age 62

     Mr. Hybl has been the Chairman, Chief Executive Officer and a Trustee of El Pomar Foundation, a charitable foundation based in Colorado Springs, Colorado for the past twenty-four years.

Ted A. Gardner	Director since 1999 — Age 47

     Mr. Gardner has been a private investor since July 2003. Mr. Gardner served as Managing Partner of Wachovia Capital Partners and a Senior Vice President of Wachovia Corporation from 1990 to June 30, 2003. Mr. Gardner is also a director of Encore Acquisition Company and COMSYS IT Partners, Inc.

     Class II Directors

     The following Class II directors were elected at our 2004 annual meeting for terms ending in 2007:

Charles W. Battey	Director since 1971 — Age 73

     Mr. Battey has been an independent consultant and an active community volunteer based in Kansas City for the past five years. Mr. Battey was Chairman of our Board from 1989 to 1996, and our Chief Executive Officer from 1989 to 1994.

H. A. True, III	Director since 1991 — Age 62

     Mr. True has been an owner, officer and director of the True Companies, which are involved in energy, agriculture and financing, and based in Casper, Wyoming for the past five years.

Fayez Sarofim	Director since 1999 — Age 76

     Mr. Sarofim has been President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm, since he founded it in 1958. Mr. Sarofim is a director of Unitrin, Inc. and Argonaut Group, Inc.

ITEM 2
PROPOSAL TO AMEND OUR RESTATED
ARTICLES OF INCORPORATION

          Our Board of Directors has approved and recommends to the our shareholders that they adopt an amendment to our Restated Articles of Incorporation that would increase the number of authorized shares of our Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares. The additional 150,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of our Common Stock currently issued and outstanding. No holder of such shares shall have any preemptive rights in respect of such shares, except as the Board, in its discretion from time to time may grant. As a result of this amendment, the total number of shares of all classes, both Common Stock and Preferred Stock, which the Company shall have the authority to issue will be 302,200,000.

          As of March 1, 2005, 123,372,095 shares of our Common Stock were outstanding (excluding 11,475,801 shares held in treasury) and 9,581,641 were reserved for issuance under our employee stock purchase and other employee benefit and director plans. After taking into consideration the shares of our Common Stock reserved for issuance under these plans, we have 17,046,264 shares of our Common Stock available for issuance, including shares held in treasury.

          Our Board of Directors believes that the proposed increase in the number of authorized shares of our Common Stock from 150,000,000 shares to 300,000,000 shares is desirable and prudent so that additional authorized shares of Common Stock are readily available for issuance in connection with possible stock splits, corporate mergers and acquisitions, strategic relationships with corporate partners, employee benefit plans and for other general corporate purposes. We currently have no agreements or arrangements in place requiring the issuance of additional shares of our Common Stock for these or other purposes, other than possible future issuances pursuant to existing share reservations. However, having shares of our Common Stock available for issuance would allow us to more promptly execute upon certain of the items described above in this paragraph or to take advantage of other potentially favorable market conditions without the delay and expense associated with holding a special meeting of our stockholders as would otherwise be required by law or stock exchange regulations to amend our Restated Articles of Incorporation.

          The proposed Certificate of Amendment of Certificate of Restatement of Articles of Incorporation of Kinder Morgan, Inc. is attached hereto as Appendix C.

          The affirmative vote of the holders of a majority of all our shares of common stock outstanding on the record date is required for this amendment of our Restated Articles of Incorporation. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR RESTATED ARTICLES OF INCORPORATION.

ITEM 3
PROPOSAL TO APPROVE OUR
2005 ANNUAL INCENTIVE PLAN

Description of our 2005 Annual Incentive Plan

          Our 2005 Annual Incentive Plan will permit annual bonuses to be paid under the plan for fiscal year 2005 and for subsequent years to our officers and other employees based on a variety of factors, including their individual performance, our performance and the performance of our subsidiaries. The tax deduction available with respect to compensation paid to certain executive officers is limited, unless the compensation qualifies as performance based under the Internal Revenue Code. Among the requirements for performance based compensation are:

o	the compensation must be paid based solely on the attainment of objective performance measures established by a committee of outside directors, and

o	the plan providing for such compensation must be approved by stockholders.

          Our Board of Directors desires to create a bonus plan that would enable the portion of an officer or employee’s annual bonus based on objective performance criteria to qualify as performance based. That amount would be deductible without regard to the deduction limit otherwise imposed by the Internal Revenue Code. Accordingly, on January 18, 2005, our Board of Directors took action to adopt, subject to stockholder approval at the annual meeting, the 2005 Annual Incentive Plan.

Principal Provisions of the Plan

          The following summary of the 2005 Annual Incentive Plan is qualified by reference to the full text of the Plan, which is attached as Appendix D to this proxy statement. The purpose of the 2005 Annual Incentive Plan is to increase our officers’ and employees’ personal stake in the continued success of us and Kinder Morgan Energy Partners, L.P. by providing them additional incentives through the payment of bonuses.

Administration

          Our Compensation Committee administers the 2005 Annual Incentive Plan. Our Compensation Committee consists of three or more directors, each of whom qualifies as an “outside director” for purposes of the Internal Revenue Code. Our Compensation Committee is authorized to:

•	grant awards under the 2005 Annual Incentive Plan;

•	interpret the 2005 Annual Incentive Plan;

•	adopt rules and regulations for carrying out the 2005 Annual Incentive Plan; and

•	make all determinations necessary or advisable for the administration of the 2005 Annual Incentive Plan.

Eligibility

          All of our employees and the employees of our subsidiaries are eligible to participate in the 2005 Annual Incentive Plan, except employees who are included in a unit of employees covered by a collective bargaining agreement unless such agreement expressly provides for eligibility under the 2005 Annual Incentive Plan. However, only eligible employees who are selected by our Compensation Committee will actually participate in the plan and receive bonuses. As of March 1, 2005, approximately 6,000 employees were eligible to participate in the 2005 Annual Incentive Plan.

          The 2005 Annual Incentive Plan consists of two components: the Executive Plan and the Non-Executive Plan. Our Chairman and Chief Executive Officer and all employees who report directly to the Chairman are eligible for the Executive Plan; however, as stated elsewhere in this proxy statement, Mr. Richard D. Kinder, our Chairman, Chief Executive Officer and President, receives one dollar a year in compensation and will not participate under the plan. As of March 1, 2005, excluding Mr. Richard D. Kinder, nine employees, including six of our current executive officers, were eligible to participate in the Executive Plan. All other eligible employees are eligible for the Non-Executive Plan.

Terms and Conditions of Awards

          Executive Plan

          Our Compensation Committee determines which of the eligible employees will be granted an award under the Executive Plan component of the 2005 Annual Incentive Plan for any given year. At or before the start of each calendar year (or later, to the extent allowed under Internal Revenue Code regulations), our Compensation Committee establishes written performance objectives for each eligible employee chosen to participate in the Executive Plan for that year. The performance objectives are based on one or more of the criteria set forth in the 2005 Annual Incentive Plan. At the same time, our Compensation Committee also establishes a bonus opportunity for each such employee, which is the amount of the bonus the employee will earn if the performance objectives are fully satisfied. Our Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective. Our Compensation Committee may set additional levels above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the bonus opportunity to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the employee to earn a bonus in excess of 100% of the bonus opportunity. However, the maximum payout to any individual under our 2005 Annual Incentive Plan for any year is $2,000,000.

          Performance objectives may be based on one or more of the following criteria:

•	our earnings per share;

•	cash dividends to stockholders;

•	our earnings or the earnings of our subsidiaries before interest and taxes or earnings before interest, taxes and corporate charges;

•	our net income or subsidiary net income;

•	our revenues or subsidiary revenues;

•	our or subsidiary unit revenues minus unit variable costs;

•	our or subsidiary return on capital, return on equity, return on assets, or return on invested capital;

•	our or subsidiary cash flow return on assets or cash flows from operating activities;

•	our capital expenditures or subsidiary capital expenditures;

•	our or subsidiary operations and maintenance expense or general and administrative expense;

•	our or subsidiary debt-equity ratios and key profitability ratios; and

•	our stock price.

          At the end of the year, our Compensation Committee determines and certifies in writing the extent to which the performance objectives have been attained and the extent to which the bonus opportunity has been earned under the formula previously established by our Compensation Committee.

          Non-Executive Plan

          Our Compensation Committee determines which of the eligible employees will be granted an award under the Non-Executive Plan component of the 2005 Annual Incentive Plan for any given year. Our Compensation Committee determines the amounts and conditions for payment of bonuses under the Non-Executive Plan, following discussions with our Chairman and the Vice President of Human Resources and Administration. Bonuses under the Non-Executive Plan may be based on a number of factors, including market data, Company performance, and the performance of individual employees. Our Compensation Committee determines whether any applicable performance targets have been satisfied so as to entitle an employee to a bonus under the Non-Executive Plan.

          Our Compensation Committee may exercise its discretion to reduce an employee’s award under both the Executive Plan and the Non-Executive Plan components of the 2005 Annual Incentive Plan for any reason, including:

•	its judgment that a performance objective has become an inappropriate measure of achievement;

•	a change in the employment status, position or duties of the employee;

•	unsatisfactory performance of the employee; or

•	the employee’s service for less than the entire year.

          Awards under the 2005 Annual Incentive Plan are paid in cash in a lump sum, promptly after our Compensation Committee has determined the amount of bonus to be paid. The 2005 Annual Incentive Plan also authorizes our Compensation Committee, in its discretion, to adopt a program under which employees may elect to defer all or a portion of their award.

Change in Control

          In the event of a change in control, our Compensation Committee has the discretion to make adjustments to outstanding awards as it deems necessary. If, in connection with or as a result of a change in control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Company, all participants are deemed to have fully earned the bonus opportunities contained in their outstanding awards, and the amount of their bonus opportunities is payable promptly in a cash lump sum. Following a change in control, our Compensation Committee will have no power to decrease the amount of the bonus opportunity payable under an award.

          Under the 2005 Annual Incentive Plan, a change in control occurs if:

•	any person acquires beneficial ownership of 50% or more of our voting securities;

•	during any period of two consecutive years, individuals who were directors at the beginning of the period and new directors (other than those designated by a person who has entered into an agreement with us to effect a change in control) who were elected or nominated by at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were so elected or nominated cease for any reason other than normal retirement, death or disability to constitute at least a majority of our Board of Directors;

•	our stockholders approve a merger or consolidation of us with any other person, other than:

-	a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than 50% of the combined voting power of our voting securities or those of such surviving entity outstanding immediately after such merger or consolidation; or

-	a merger in which we are the surviving entity but no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of our complete liquidation or an agreement for our sale or the disposition of all or substantially all of our assets, or any transaction having a similar effect.

Amendment and Termination

          Our Board of Directors may amend the 2005 Annual Incentive Plan from time to time without stockholder approval except as required to satisfy the Internal Revenue Code or any applicable securities exchange rules. Awards may be granted under the 2005 Annual Incentive Plan for calendar years 2005 through 2009, unless the 2005 Annual Incentive Plan is terminated earlier by our Board. However, the 2005 Annual Incentive Plan will remain in effect until payment has been completed with respect to all awards granted under the 2005 Annual Incentive Plan prior to its termination.

Benefits under the 2005 Annual Incentive Plan

          Because payments under the 2005 Annual Incentive Plan for our executive officers are determined by comparing actual performance to the performance objectives established by our Compensation Committee each year for eligible executive officers chosen to participate for that year, it is not possible to accurately predict any amounts that will actually be paid under the Executive Plan portion of the 2005 Annual Incentive Plan over the life of the plan. Similarly, any amounts that will actually be paid under the Non-Executive Plan over the life of the plan also cannot be determined.

          Our Compensation Committee has set two performance objectives for 2005 under the Executive Plan and the Non-Executive Plan, which are targeted levels for our 2005 earnings per share and for Kinder Morgan Energy Partners, L.P.’s 2005 cash distributions per common unit. The target for us is $4.22 in earnings per share for 2005 and the target for Kinder Morgan Energy Partners, L.P. is $3.13 in cash distributions per common unit for 2005. These targets are the same as our and Kinder Morgan Energy Partners, L.P.’s previously disclosed 2005 budget expectations. Our Compensation Committee has also set bonus opportunities for 2005 under the Executive Plan.

          The body of the below table sets forth the bonus opportunities that could be payable to the persons named in the Summary Compensation Table and to all our current executive officers as a group if the performance objectives established by our Compensation Committee for 2005 are exactly 100% achieved, if the participants are employees at the time of payment, and if the Compensation Committee chooses not to reduce the award otherwise available to any participant.

          The 2005 Annual Incentive Plan is designed, in part, to enable the portion of an executive officer’s or other employee’s annual bonus based on objective performance criteria to be deductible to the company for tax purposes. If a bonus paid under the plan to an individual is in excess of the bonus opportunity set by our Compensation Committee, Section 162(m) of the Internal Revenue Code could limit the deductibility of the bonus paid. Consequently, our Compensation Committee has set bonus opportunities under the plan for 2005 for our executive officers at dollar amounts in excess of that which we expect would actually be paid under the plan. The

Compensation Committee may, at its sole discretion, reduce the amount of the bonus actually paid to any executive officer under the plan from the amount of any bonus opportunity open to such executive officer. Accordingly, even if we and Kinder Morgan Energy Partners, L.P. meet or exceed the targets set for 2005, we currently expect that the Compensation Committee will exercise its authority to reduce the amounts of any bonuses actually paid to our executive officers from the amounts of the bonus opportunities open to such executive officers as described in the table and the footnotes to the table that follows, such that any bonuses actually paid are in amounts consistent with our recent practices. The Compensation Committee also has authority to grant cash bonuses or other awards outside of the plan; however, portions of such awards may not be deductible by the company for tax purposes.

2005 ANNUAL INCENTIVE PLAN OF KINDER MORGAN, INC.
Bonus Opportunities for 2005
(subject to stockholder approval)

Name and Position	Dollar Value ($)(1)
Richard D. Kinder, Chairman, Chief Executive Officer and President	- 0 -
C. Park Shaper, Executive Vice President and Chief Financial Officer	$1,500,000	(2)
Deborah A. Macdonald, Vice President, President, Natural Gas Pipelines	$1,500,000	(2)
Joseph Listengart, Vice President, General Counsel and Secretary	$1,000,000	(3)
James E. Street, Vice President, Human Resources and Administration	$1,000,000	(3)
All current executive officers as a group	$7,000,000	(4)
All current directors who are not executive officers as a group	- 0 -	(5)
All employees who are not executive officers as a group		(6)

(1)	No stock, stock options, stock appreciation rights, restricted stock or similar awards are payable under the plan.

(2)	Under the 2005 Annual Incentive Plan, for 2005 if neither of the targets is met, no bonus opportunities are currently provided; if one of the targets is met, $750,000 in bonus opportunities is open; if both of the targets are exceeded by 10%, $2,000,000 in bonus opportunities is open. The Compensation Committee may, in its sole discretion, reduce the award payable to any participant for any reason.

(3)	Under the 2005 Annual Incentive Plan, for 2005 if neither of the targets is met, no bonus opportunities are currently provided; if one of the targets is met, $500,000 in bonus opportunities is open; if both of the targets are exceeded by 10%, $1,500,000 in bonus opportunities is open. The Compensation Committee may, in its sole discretion, reduce the award payable to any participant for any reason.

(4)	The bonus opportunities for each of our two executive officers not named in the table are the same as those described in note 3.

(5)	Directors who are not employees are not eligible to participate in this plan. If approved by stockholder at the annual meeting, directors who are not employees will be compensated under our Non-Employee Directors Stock Awards Plan, described below.

(6)	At this time, we are not able to determine the dollar amounts for employees who are not executive officers.

          Not all of the important information about the 2005 Annual Incentive Plan is contained in the foregoing summary. The full text of the plan is attached to this proxy statement as Appendix D.

          The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.

          Recommendation

          OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE OUR 2005 ANNUAL INCENTIVE PLAN.

ITEM 4
PROPOSAL TO APPROVE OUR
NON-EMPLOYEE DIRECTORS STOCK AWARDS PLAN

Description of the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan

          The purposes of our Non-Employee Directors Stock Awards Plan are to:

•	enable our non-employee directors to develop a sense of proprietorship and personal involvement in our financial success, and

•	encourage those directors to remain with and devote their best efforts to our business.

          Our Board of Directors desires to create a plan that will allow us to grant stock-based awards, including stock options and restricted stock, to our non-employee directors. Accordingly, on January 18, 2005, our Board of Directors took action to adopt, subject to stockholder approval at the annual meeting, the Non-Employee Directors Stock Awards Plan.

          The following summary of the plan is qualified by reference to the full text of the plan, which is attached as Appendix A to this proxy statement.

     General Provisions

          Our non-employee directors are eligible to participate in the plan. Our Compensation Committee, which administers the plan, has the sole discretion to determine when grants of options or restricted stock are to be made under the plan and the number of shares, if any, to be awarded to each eligible director, and the terms and conditions, consistent with the terms of the plan, upon which options or restricted stock are to be awarded.

          The aggregate number of shares of our common stock which may be issued under the plan with respect to options and restricted stock may not exceed 500,000, subject to adjustment for certain transactions affecting the common stock. Lapsed, forfeited or canceled options will not count against this limit and can be regranted under the plan, but forfeited shares of restricted stock may not be regranted under the plan. Options with respect to no more than 10,000 shares of our common stock may be granted to any one director during a calendar year. The shares issued under the plan may be issued from shares held in treasury or from authorized but unissued shares.

     Administration

          Our Compensation Committee administers the Non-Employee Directors Stock Awards Plan. Our Compensation Committee consists of three or more independent directors. Our Compensation Committee is authorized to:

•	grant awards under the Non-Employee Directors Stock Awards Plan;

•	interpret the Non-Employee Directors Stock Awards Plan; and

•	adopt rules and regulations for carrying out the Non-Employee Directors Stock Awards Plan.

   Types of Awards

          The plan provides for the grant of:

•	nonqualified stock options; and

•	restricted stock.

   Options

          An option is a grant entitling the participant to purchase shares of our common stock in the future at a fixed price per share. Each grant of an option will be evidenced by a written agreement. Options granted under the plan will be nonqualified stock options, which do not qualify for treatment as incentive stock options under the Internal Revenue Code. Our Compensation Committee sets the terms of the options, including:

•	the number of shares for which an option is granted;

•	the purchase price of the option; and

•	the term of the option.

          The option agreement or our Compensation Committee’s procedures may set forth conditions respecting the exercise of an option.

          A director receiving an option may exercise the option at any time until the end of the option period, which may not exceed 10 years. However, if an option is granted prior to the annual stockholders meeting for the calendar year for which the option is granted, the option may not be exercised until the first business day after the annual stockholders meeting for such calendar year, and if the director to whom such option is granted is not a director on such date, the option will immediately expire and may not be exercised.

          Our Compensation Committee determines the option price of each option, but such price may not be less than the fair market value of our common stock on the date of the grant of the option. The fair market value generally is equal to the closing sale price of our common stock on the New York Stock Exchange Composite Tape.

          Options are not transferable except:

•	by will or the laws of descent and distribution; or

•	for estate planning purposes or to a charity with the consent of our Compensation Committee.

   Restricted Stock

          Our Compensation Committee establishes the form and terms of each grant of restricted stock. Each grant of restricted stock will be evidenced by a written agreement. Shares of restricted stock are subject to “forfeiture restrictions” that restrict the transferability of the shares and obligate the participant to forfeit and surrender the shares under certain circumstances, such as resignation of service on our Board of Directors prior to the lapsing of such forfeiture restrictions. Forfeiture restrictions on restricted stock shall lapse according to the conditions established by the Compensation Committee, and each grant of restricted stock may have different forfeiture restrictions.

          Unless otherwise provided for in a written agreement, a participant shall have the right to receive dividends with respect to restricted stock, to vote such stock and to enjoy all other stockholder rights, except that:

•	the participant shall not be entitled to delivery of the stock certificate unless and until the forfeiture restrictions have lapsed;

•	we shall retain custody of the shares unless and until the forfeiture restrictions have lapsed;

•	the participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares unless and until the forfeiture restrictions have lapsed; and

•	a breach by a participant of the terms and conditions established by the Compensation Committee pursuant to the restricted stock agreement shall cause a forfeiture of the restricted stock by the participant.

          The Compensation Committee, in its discretion, may, upon a participant’s termination of service for any reason, accelerate the time or conditions under which the forfeiture restrictions lapse.

   Provisions Relating to a Change in Control

          The plan provides for certain benefits in the event that we experience a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 50% or more of our voting securities;

•	during any period of two consecutive years, individuals who were directors at the beginning of the period and new directors (other than those designated by a person who has entered into an agreement with us to effect a change in control) who were elected or nominated by at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were so elected or nominated cease for any reason other than normal retirement, death or disability to constitute at least a majority of our Board of Directors;

•	our stockholders approve a merger or consolidation of us with any other person, other than:

-	a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than 50% of the combined voting power of our voting securities or those of such surviving entity outstanding immediately after such merger or consolidation; or

-	a merger in which we are the surviving entity but no person acquires more than 50% of the combined voting power of our then-outstanding securities; or

•	our stockholders approve a plan of our complete liquidation or an agreement for our sale or the disposition of all or substantially all of our assets, or any transaction having a similar effect.

          Upon the occurrence of a change in control, our Compensation Committee may take any action with respect to outstanding restricted stock that it deems appropriate, including but not limited to causing the forfeiture restrictions to lapse. If a change in control occurs and, in connection with or as a result of such change in control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman, to the extent any shares of restricted stock are subject to forfeiture restrictions, such forfeiture restrictions shall lapse. Upon the occurrence of a change in control, any outstanding options will be adjusted to cover securities the option holder would have received as a result of the change in control had the option holder owned the common stock covered by the option at the time of the change in control.

   Other Provisions

          In the event of specified changes in our capital structure, our Compensation Committee may:

•	adjust:

-	the number and kind of shares authorized by the plan (including any limitations on individual options or restricted stock);

-	the number, option price or kinds of shares covered by outstanding options or restricted stock; or

•	make other adjustments in options and restricted stock under the plan as it deems appropriate.

          Our Board of Directors may amend the plan, but an amendment may not impair the rights of a participant under any option or award of restricted stock granted without the consent of such participant. Our Board of Directors may amend the plan without stockholder approval, unless:

•	that approval is required by law or stock exchange requirements; or

•	the amendment would decrease any authority granted to the Compensation Committee in contravention of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          Our Board may terminate the plan at any time. No options or restricted stock may be granted under the plan after January 18, 2015.

   Federal Income Tax Consequences

          The Internal Revenue Code provides that a participant receiving a nonqualified stock option or restricted stock ordinarily does not realize taxable income upon the grant of the option or restricted stock. A participant does, however, realize ordinary income upon (i) the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price and (ii) the lapsing of forfeiture restrictions on restricted stock. With respect to stock options, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. With respect to restricted stock, we are entitled to a federal income tax deduction for compensation in an amount equal to the number of shares of restricted stock granted times the closing price of our stock on the date the forfeiture restrictions lapse. These deductions are conditioned on us withholding federal income tax with respect to the amount of that compensation. When the participant sells the shares acquired pursuant to a nonqualified option or the restricted stock, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

          As a general rule, we or the entity in which we own a direct or indirect interest will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the plan. The amount of the deduction is equal to what is considered reasonable compensation under the Internal Revenue Code.

   Additional Information

          At our Board of Directors meeting on January 18, 2005, it was determined that, upon stockholder approval of the plan, each of our nine non-employee directors will receive 1,750 restricted shares of our common stock, the restrictions on which will lapse July 18, 2005, the six-month anniversary of such Board of Directors meeting. If the stockholders do not approve the plan, these grants will be ineffective and immediately cancelled, and no further options or restricted stock will be granted under the plan.

          Because our Compensation Committee determines when grants are to be made and the amounts of the grants, it is not possible to accurately predict amounts that will be awarded under the Non-Employee Directors Stock Awards Plan. The following table sets forth the number of shares of our common stock and the value thereof awarded to our non-employee directors for 2005, subject to stockholder approval.

NON-EMPLOYEE DIRECTORS STOCK AWARDS PLAN
Awards for 2005
(subject to stockholder approval)

	Dollar Value	Number of
Position(1)	($)(2)	Shares
All current directors who are not executive officers as a group	$1,141,718	15,750

(1)	No restricted stock or stock options may be granted under the plan to any of the executive officers named in the Summary Compensation Table, any other current executive officer or any employee.

(2)	Based on the closing price of $72.49 of our common stock on the New York Stock Exchange on January 18, 2005. The closing price of our common stock the New York Stock Exchange on March 10, 2005 was $78.00.

          Not all of the information about the Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan is contained in the foregoing summary. The full text of the amended and restated plan is attached to this proxy statement as Appendix A.

          The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE OUR NON-EMPLOYEE DIRECTORS STOCK AWARDS PLAN.

ITEM 5
PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 2004 included the audit of our consolidated financial statements, audit-related work in connection with employee benefit plans, reviews of quarterly financial statements and services in connection with various Securities and Exchange Commission filings and tax matters.

     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

     In the event stockholders do not ratify and approve the appointment, the selection will be reconsidered by the Audit Committee and our Board of Directors.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for Our 2006 Annual Meeting

     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2006 may do so by following the procedures prescribed in Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our Secretary at 500 Dallas, Suite 1000, Houston, TX 77002 no later than December 2, 2005.

     Stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2006 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2006 annual meeting, must provide written notice. Such notice should be addressed to the Secretary and received at our principal executive offices not later than February 15, 2006.

     The foregoing deadlines also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 1, 2005. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     We will provide without charge to you upon your request, a copy (without exhibits) of our annual report on Form 10-K for the year  ended December 31, 2004 filed with the Securities and Exchange Commission.  You may also obtain  copies of exhibits to our Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 500 Dallas, Suite 1000, Houston, Texas 77002.

Householding of Proxy Materials

     In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, TX 77002, Attn: Investor Relations, visit our website www.kindermorgan.com, or call us at 713-369-9490.

APPENDIX A

NON-EMPLOYEE DIRECTORS
STOCK AWARDS PLAN
OF
KINDER MORGAN, INC

     ARTICLE 1. Purpose of the Plan.

     The Kinder Morgan, Inc. Non-Employee Directors Stock Awards Plan (the “Plan”) is intended to provide a means for the granting, from time to time, of (i) the option (“Option”) to purchase shares of common stock, $5.00 par value (“Common Stock”), of Kinder Morgan, Inc. (the “Company”), as hereinafter described, and/or (ii) shares of Common Stock subject to certain restrictions and conditions (“Restricted Stock”), as hereinafter described, to non-employee members of the Company’s Board of Directors (the “Board”) (each such director, upon receipt of an Option or a grant of Restricted Stock, a “Participant”), and thereby to promote the interests of the Company and its stockholders by increasing the potential compensation of the directors, thereby assisting the Company in its efforts to attract well-qualified individuals to serve as its directors and to retain their services. Options granted under this Plan are intended to constitute nonqualified stock options (options that do not qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)), and the Plan shall be construed so as to carry out that intention.

     ARTICLE 2. Stock Reserved for Awards.

     The aggregate number of shares of Common Stock of the Company that may be issued under the Plan shall be 500,000. Any shares of Common Stock that remain unissued and which are not subject to outstanding Options or awards of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 (“Rule 16b-3”)) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (“Exchange Act”). Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an award of Restricted Stock. Shares awarded under the Plan shall be authorized but unissued shares, or shares reacquired by the Company (except for shares of Restricted Stock forfeited and returned to the Company in accordance with the terms of the Plan), as determined from time to time by the Committee (as defined in Article 3). Shares shall be awarded and issued under the Plan only if all necessary actions shall have been taken to render such shares, when issued, validly issued, fully paid, and non-assessable. All amounts set forth hereinabove shall be subject to adjustment as provided in ARTICLE 8. Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

     ARTICLE 3. Administration of the Plan.

     3.1 The Plan shall be administered by the Compensation Committee (the “Committee”) designated by the Board, which shall also designate the Chairman of the Committee. The Committee shall be composed entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3).

     3.2 The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan (“Delegatee”), and may grant authority to a Delegatee to execute agreements or other documents on behalf of the Committee and the Company.

     3.3 The Committee shall have the power and authority to interpret the Plan, to adopt rules governing its execution and administration, and to appoint and authorize a Delegatee to perform such functions in the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration, or any other function the performance of which by such Delagatee would violate Rule 16b-3) as the Committee shall determine from time to time. All interpretations, rules, appointments, and other determinations by the Committee shall be final and conclusive, and each Participant shall be bound by such interpretations, rules, appointments, and determinations upon communication thereof to such Participant, effective as of such date, prior to, subsequent to, or concurrent with, such communication.

     3.4 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

     ARTICLE 4. Eligibility.

     The persons eligible to participate in the Plan as a Participant shall include only directors of the Company who are not salaried employees of the Company.

     ARTICLE 5. Awards.

     The Committee shall determine, in its discretion, when grants of Options or Restricted Stock are to be made under the Plan and the number of shares, if any, to be awarded to each eligible director, and the terms and conditions, consistent with the terms of the Plan, upon which Options or Restricted Stock are to be awarded, and shall make awards to eligible directors for the numbers of shares and upon the terms and conditions so determined; provided, however, that the Committee shall grant Options or Restricted Stock only in amounts that are reasonable under the circumstances. In making its determination, the Committee may take into account such factors as the Committee in its discretion shall deem relevant.

     ARTICLE 6. Options.

     6.1 At any time, the Committee, in its discretion, may grant to each director an Option for a particular calendar year not to exceed 10,000 shares of Common Stock. A director receiving an Option pursuant to the Plan may purchase the shares issuable thereunder, in whole at any time, or in part from time to time, commencing on the date of grant. Each Option shall cease to be exercisable upon the expiration of a period not to exceed ten (10) years from the date of grant. Notwithstanding the foregoing, if a grant of an Option is made prior to the annual stockholders meeting for the calendar year to which such grant relates, the Option may not be exercised until the first business day after the annual stockholders meeting for such calendar year (“Vesting Date”); provided, however, that if the Participant to whom such Option is granted is not a director on the Option’s Vesting Date, such Option shall immediately expire and may not be exercised.

     6.2 Each Option shall be evidenced by a written agreement between the Company and the Participant (“Option Agreement”) which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, the number of shares of Stock that may be purchased under the Option and the price per share of Common Stock purchasable under the Option (“Option Price”). The terms and conditions of the respective Option Agreements need not be identical.

     6.3 The Option Price of Common Stock issued under each Option shall be determined by the Committee, but such Option Price shall not be less than the fair market value of Common Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the closing sales price of the Common Stock reported on the New York Stock Exchange Composite Tape on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     6.4 An Option may be exercised by giving written notice to the Company addressed to the attention of the Vice President of Human Resources and Administration or the General Counsel (i) specifying the number of shares to be purchased and accompanied by payment therefor in full, and (ii) unless the Company consents to the contrary, representing that all shares purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of said shares.

     6.5 No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by the Participant to whom an Option is granted. Except as permitted by the preceding sentence, no Option or any right thereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of, or be subject to execution, attachment or similar process, any option, or of any right thereunder, contrary to the provisions hereof, such Option and all rights thereunder shall immediately become null and void. Notwithstanding the foregoing, if a Participant obtains the approval of the Committee after making a request to the Committee in writing, the Participant may transfer or assign an Option for estate planning purposes or to a charity.

     6.6 Each Option shall be subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board. The Company may require that certificates evidencing shares issued upon the exercise of any Option bear an appropriate legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited unless such shares have been registered under the Securities Act of 1933, as amended, for transfer in accordance with the intended method of distribution or the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that such registration is not required.

     ARTICLE 7. Restricted Stock.

     7.1 Each grant of Restricted Stock shall be evidenced by a written agreement between the Company and the Participant (“Restricted Stock Agreement”) which shall contain such terms and conditions as may be approved by the Committee. A fully executed original counterpart of the Restricted Stock Agreement shall be provided to the Company and the Participant.

     7.2 Shares of Common Stock that are the subject of an award of Restricted Stock shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. The Committee may, at any time and from time to time after the granting of an award of Restricted Stock under the Plan, specify such additional terms and conditions with respect to such award as may be deemed necessary or appropriate to assure compliance with any and all applicable laws. The terms and conditions (including Forfeiture Restrictions) with respect to any award of Restricted Stock, or with respect to any award to any Participant, need not be identical to the terms and conditions with respect to any other award, or with respect to any award to any other Participant.

     7.3 The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to awards of Restricted Stock, including, but not limited to, rules pertaining to the termination of service (by retirement, disability, death or otherwise) of a Participant prior to the lapse of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Agreement. The Restricted Stock Agreement may also include, without limitation, provisions relating to (i) tax matters (including provisions (A) covering any applicable wage withholding requirements and (B) prohibiting an election by the Participant under Code Section 83(b)), and (ii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     7.4 Unless otherwise provided in his or her Restricted Stock Agreement, a Participant shall have the right to receive dividends with respect to shares subject to an award of Restricted Stock, to vote such shares and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have lapsed, (ii) the Company shall retain custody of the shares until the Forfeiture Restrictions have lapsed, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares until the Forfeiture Restrictions have lapsed, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the shares by the Participant. Certificates for shares subject to awards of Restricted Stock shall, at the option of the Company, bear the following legend:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE KINDER MORGAN, INC. NON-EMPLOYEE DIRECTORS STOCK AWARDS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KINDER MORGAN, INC. A RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE OBTAINED ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF KINDER MORGAN, INC.

     7.5 Notwithstanding any other provision in this paragraph to the contrary, the Committee, in its sole discretion, may, upon a Participant’s termination of service for any reason, waive any restrictions, terms, conditions and Forfeiture Restrictions on all or a portion of any shares theretofore awarded to such Participant, and upon such action taken by the Committee, the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4.

     7.6 Upon expiration, with respect to shares of Restricted Stock awarded under the Plan, of the applicable Forfeiture Restrictions, such shares shall be released from all further restrictions and prohibitions under this ARTICLE, any similar restrictions and prohibitions under the Restricted Stock Agreement, and all of the forfeiture provisions of the Plan, and the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4. Upon the occurrence of a Change in Control (as defined in ARTICLE 9) all shares of Common Stock subject to an award of Restricted Stock shall be released from all Forfeiture Restrictions, and the Company shall thereupon deliver or cause to be delivered to such Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4.

     ARTICLE 8. Recapitalization or Reorganization.

     8.1 Except as hereinafter otherwise provided, Options and awards of Restricted Stock and any agreements evidencing Options and awards of Restricted Stock shall be subject to adjustment by the Committee at its discretion as to the number of shares of Common Stock and the Option Price in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Options and awards of Restricted Stock.

     8.2 The existence of the Plan and the Options and awards of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     8.3 The shares with respect to which Options and awards of Restricted Stock may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option or award of Restricted Stock theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option or award of Restricted Stock may thereafter pertain (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and in the case of an Option, the Option Price shall be appropriately adjusted as necessary.

     ARTICLE 9. Change in Control.

     Upon the occurrence of a Change in Control, the Committee may take any action with respect to outstanding Restricted Stock that it deems appropriate, including but not limited to causing the Forfeiture Restrictions to lapse; provided, however, that if a Change in Control occurs and, in connection with or as a result of such Change in Control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Company, to the extent any shares of Restricted Stock are subject to Forfeiture Restrictions, such Forfeiture Restrictions shall lapse, and the Company shall thereupon deliver or cause to be delivered to each Participant or legal representative the certificate or certificates for such shares, free of the legend provided in Section 7.4. Upon the occurrence of a Change in Control, there shall be substituted for each share of Common Stock then subject to an Option, the number and kind of shares of stock, or other securities into which each outstanding share of Common Stock shall be converted by such Change in Control. As used herein, the term “Change in Control” shall mean the occurrence with respect to the Company of any of the following events:

     (a) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

     (b) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Article 9) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof;

     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which the Company is the surviving entity but no “person” (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

     ARTICLE 10. Effective Date, Amendment and Termination of the Plan.

     10.1 The Plan shall become effective as of January 18, 2005, subject to stockholder approval at the 2005 annual stockholders meeting, and shall be effective for ten years thereafter (the “Plan Expiration Date”). If stockholder approval of the Plan is not obtained at the 2005 annual stockholders meeting, any Options and awards of Restricted Stock theretofore granted under the Plan shall immediately expire. No Options or awards of Restricted Stock shall be granted under the Plan after the Plan Expiration Date, but any outstanding Options or awards of Restricted Stock theretofore granted shall extend beyond that date in accordance with their provisions.

     10.2 The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant under any Option or award of Restricted Stock granted without his consent, and no such action of the Board shall be taken without approval of the Company’s shareholders if such approval is required to comply with Rule 16b-3 or any rule promulgated by the New York Stock Exchange.

     ARTICLE 11. Miscellaneous.

     11.1 The Plan does not, directly or indirectly, create any right for the benefit of any directors to receive any Options or awards of Restricted Stock under the Plan, or create in any directors any right with respect to continuation of service as a director.

     11.2 The grantee of an Option or award of Restricted Stock shall not, with respect to such grant, be deemed to have become a Participant or to have any rights with respect to such Option or award of Restricted Stock until and unless such grantee shall have executed an Option Agreement or Restricted Stock Agreement, as applicable, and delivered a fully executed copy thereof to the Company, and otherwise complied with the terms and conditions as to which compliance is in order at the time of the granting of such Option or award of Restricted Stock.

     11.3 The provisions of the Plan and the terms and conditions of any Option or award of Restricted Stock shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

     11.4 Notwithstanding anything to the contrary expressed in the Plan, any provisions that vary from or conflict with any applicable federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws. Without limiting the generality of the foregoing, it is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3, and if any Plan provision, Option or Restricted Stock is later found not to be in compliance with Section 16 of the Exchange Act, the provision, Option or Restricted Stock shall be construed or deemed amended to conform to Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

     11.5 In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

     ARTICLE 12. Jurisdiction.

     All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent pre-empted by Federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, Kinder Morgan, Inc. has caused these presents to be duly executed in its name and on its behalf by its proper officers thereunto duly authorized this                      day of                                         , ___.

Kinder Morgan, Inc.

By:

Name:

Title:

APPENDIX B
KINDER MORGAN, INC.
(the “Company”)
CHARTER OF THE
AUDIT COMMITTEE

I.	Purpose

The Audit Committee (“Committee”) is appointed by the Board of directors of the Company (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary purpose is to:

•	monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•	monitor the Company’s compliance with legal and regulatory requirements;

•	select, appoint, engage, oversee, retain, evaluate and terminate the Company’s external auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s external auditors, and establish the fees and other compensation to be paid to the external auditors;

•	monitor and evaluate the qualifications, independence and performance of the Company’s external auditors and internal auditing function; and

•	establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the external auditors, management, the internal auditing function and the Board.

References in this Charter to employees of the Company, or groups or functions of the Company (such as the risk management group) include all employees of affiliates performing services for the Company.

II.	Membership

1.	The Committee will be comprised of at least three members of the Board, each of whom must meet the independence criteria set forth in the Company’s Governance Guidelines (“Guidelines”) at all times during his or her tenure on the Committee. In addition, the rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”) impose additional independence requirements for directors to serve on the Committee. Those rules are for convenience of reference encapsulated as they relate to the Company in Annex A to this Charter. All members of the Committee will meet those requirements.

2.	All members should possess, at a minimum, financial literacy, as that qualification is interpreted by the Board, or acquire such literacy within a reasonable period of time after joining the Committee. At the present time, the Board interprets “financial literacy” to mean a basic understanding of finance and accounting and the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) of the sort released or prepared by the Company in the normal course of its business. In addition, at least one member of the Committee must have accounting or related financial management expertise, as that qualification is interpreted by the Board. The Board believes that any member of the Committee who is an “audit committee financial expert,” as described below, will have accounting or related financial management expertise. However, being an audit committee financial expert is not the only way that a member of the Committee could have accounting or related financial management expertise.

3.	No later than the first regular meeting of the Board in 2004, at least one member of the Committee, as determined by the Board, shall be an “audit committee financial expert” who shall have all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of the audit committee function.

No later than the filing of the Company’s proxy statement for its annual stockholders meeting in 2004, the identity of at least one “audit committee financial expert” must be publicly disclosed.

A member of the Committee may qualify as an audit committee financial expert as a result of his or her:

•	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.

Annually, generally at the regularly scheduled first quarter meeting of the Board, the Board will confirm that at least one member of the Committee is an audit committee financial expert.

4.	As provided in the rules of the SEC, the designation or identification of a person as an audit committee financial expert pursuant to the rules of the SEC does not (a) impose on that person any duties, obligations or liability that are greater than the duties, obligations or liability imposed on that person as a member of the Committee and the Board in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Committee or the Board.

5.	No director will be appointed to the Committee who is currently serving on the audit committees of two or more other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company’s subsequent proxy statement.

6.	The members of the Committee and the Committee Chair will be appointed by the Board, generally at or prior to the regularly scheduled first quarter meeting of the Board, to serve for an annual term and until their successors shall be duly appointed. The Chair will be available, capable, qualified and competent in dealing with financial and related issues. Any member of the Committee or the Chair may resign or be removed by the Board from membership on the Committee or as the Chair.

III.	Meetings

The Committee shall meet at least four times annually, usually in conjunction with the Board’s regularly scheduled Board meetings, or more frequently as circumstances dictate. The Committee may request any officer or employee of the Company or the Company’s counsel or other advisors or consultants to attend a meeting of the Committee or to meet with any member of or advisor to the Committee. Unless otherwise requested by the Chair of the Committee or a majority of the members of the Committee, the external auditors and internal auditors shall attend every meeting of the Committee. The Committee has had and will continue to have regular, direct and confidential access to the Company’s external auditors and internal auditors.

In preparing the agenda for each Committee meeting, the Chair shall solicit input on the agenda items for the meeting from the other directors, as well as the Company’s Chief Financial Officer, General Counsel, external auditors, director of internal audit and Risk Management Committee.

IV.	Responsibilities

The Committee’s responsibility is oversight, and it and the Board recognize that the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and other procedures. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the external auditor’s report. It is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not hold themselves out to be, accountants or auditors by present profession or certified experts in the field of accounting, auditing or auditor independence. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s policies with oversight by the Committee in the areas covered by this Charter.

In this regard, the following functions are expected to be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under any particular set of circumstances.

     Financial Reporting

The Committee will:

1.	Review with management and the external auditors any issues relating to the Company’s financial statements and the results of the audit thereof. Prior to the filing of any audit required under the securities laws, the auditor shall report to the Committee (a) all critical accounting policies and practices to be used; (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management; (c) the ramifications of the use of such alternative disclosures and treatments; (d) the treatment preferred by the external auditor; (e) other material written communications between the external auditor and management, such as any management letter or schedule of unadjusted differences; and (f) any other reports required to be delivered by the external auditors to the Committee.

2.	Review management’s disposition of proposed significant audit adjustments as identified by the external auditors.

3.	Inquire into whether the statements and disclosures fairly present, in all material respects, the financial condition and results of operations of the Company by requesting explanations from management and from the internal and external auditors on whether:

•	generally accepted accounting principles have been consistently applied;

•	there are any significant or unusual events or transactions;

•	the Company’s financial and operating controls are appropriately designed and functioning effectively;

•	the Company’s disclosure controls are appropriately designed and functioning effectively; and

•	the Company’s financial statements contain adequate and appropriate disclosures.

4.	Review with the external auditors their views as to the quality of the Company’s accounting principles and financial reporting practices.

5.	Review and discuss with management, the external auditors and internal auditors, as appropriate, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Meet to review and discuss with management and the external auditors the Company’s annual audited financial statements and determine whether to recommend to the Board the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K.

7.	Meet to review and discuss with management and the external auditors the Company’s quarterly or annual financial information prior to the filing of the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as the case may be, including reviewing and discussing with management and the external auditors the specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports on Form 10-Q and 10-K, and reviewing any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with such filings. The Committee will also discuss with the external auditors the matters required to be brought to the Committee’s attention by Statements on Auditing Standards Nos. 61 and 100, as well as other matters that should be communicated to the Committee by the external auditors.

8.	Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s responsibility to discuss earnings releases, financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings release or instance in which the Company may provide earnings guidance. If it is not otherwise practicable for the entire Committee to discuss financial information and earnings guidance provided to analysts and rating agencies, such discussion may be performed by the Chair of the Committee.

9.	Review and discuss management’s process for the use in financial statements and earnings releases of financial parameters that are non-GAAP measures.

     Internal Control

The Committee will:

10.	Review and discuss with management, as well as internal and external auditors and the Company’s Risk Management Committee, the Company’s policies and procedures related to financial risk assessment and risk management, including the Company’s major financial risk exposures, the steps management has taken to monitor and control such exposures and the adequacy of the Company’s overall control environment and controls in areas representing significant financial risk. It is the responsibility of management to assess and manage the Company’s exposure to risk, but the Committee will discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

11.	Require that the internal and external auditors and management keep the Committee informed about any significant fraud, illegal acts, or deficiencies in internal control, and similar significant matters.

12.	At each regularly scheduled meeting of the Committee, request that the internal and external auditors present to and discuss with the Committee any significant findings and recommendations they have made but not previously presented. To the extent practicable, the internal and external auditors shall apprise the Chair of the Committee of any such findings or recommendations prior to the time an agenda for such meeting is provided to the Committee. If either the internal or external auditors believe that any such finding or recommendation should be brought to the attention of the Committee prior to its next regularly scheduled meeting, they shall promptly apprise the Chair of the Committee thereof and if appropriate the Chair shall call a special meeting of the Committee.

13.	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

14.	Inquire as to the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.

     Internal Audit

15.	The Committee will review as often as it deems necessary but at least annually:

•	The annual audit plan, activities and organizational structure of the internal audit function;

•	The qualifications of the internal audit function and, when necessary, participate in the appointment, replacement, reassignment, or dismissal of the director of internal audit; and

•	The effectiveness of the internal audit function.

16.	The Committee will review periodically as it deems appropriate the reports prepared by the internal audit staff and management’s responses to such reports.

17.	The Committee will review and discuss with the external auditor the responsibilities, budget and staffing of the Company’s internal audit function.

18.	If the Company outsources all or a portion of its internal audit function:

•	The Company’s external auditors may not provide any of the internal audit function while they serve as external auditors, and for one full audit cycle after the termination of their engagement as external auditors.

•	The Committee cannot engage an accounting firm to perform internal audit services for the Company if the Company’s Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position was employed by such accounting firm and participated in any capacity in the internal audit of the Company within one year preceding the initiation of the internal audit.

•	The Committee will, at least annually, use its reasonable efforts to obtain and review a report from the accounting firm providing outsourced internal auditor services addressing: (a) the accounting firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the accounting firm and any steps taken to deal with such issues.

     External Audit

19.	The Committee will review:

•	The external auditors’ proposed audit scope and approach; and

•	The performance of the external auditors.

20.	The Committee will have the direct responsibility for and the sole authority to select, appoint, engage, compensate, oversee, retain, evaluate and terminate the Company’s external auditors, including the resolution of any disagreements between management and the Company’s external auditors regarding financial reporting. The Committee, or the Chair or other members of the Committee delegated such authority by the Committee, must pre-approve all audit services to be provided to the Company by the Company’s external auditors. The external auditors will report directly to the Committee. The Company will provide appropriate funding (as determined by the Committee) for payment of compensation to the Company’s external auditors. The Committee will recommend to the Board that the selection of external auditors be ratified and approved by the stockholders of the Company.

21.	The Committee, or the Chair or other members of the Committee delegated such authority by the Committee, has the sole authority to and must approve in advance any non-audit services performed by the Company’s external auditors, including tax services. Notwithstanding the foregoing, to the extent prohibited by law the Company’s external auditors may not provide the following services to the Company:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible.

The decisions of any member or members of the Committee to whom authority has been delegated pursuant to the first sentence of this paragraph to approve in advance non-audit services will be presented to the Committee at its next meeting. A non-audit service which falls within the de minimus exception in Section 10A(i)(B) of the Securities Exchange Act of 1934 may be approved in accordance with that section.

22.	The lead (or coordinating) audit partner associated with the Company’s external auditors will be reviewed and evaluated by the Committee at least annually and the lead (or coordinating) audit partner and the reviewing (or concurring) audit partner must be changed in accordance with the requirements of the Securities and Exchange Commission, which, as of the date on which this charter was adopted, required such rotation every five years. In its review of the external auditor and the lead partner, the Committee shall consider the opinions of management and the Company’s internal auditors. In addition to the rotation of audit partners, the Committee will consider whether there should be a rotation of the audit firm itself to assure continuing auditor independence.

23.	The Committee cannot engage external auditors to perform audit services for the Company if the Company’s Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position for the Company was employed by such external auditors and participated in any capacity in the audit of the Company within one year preceding the initiation of the audit.

24.	The Committee will, at least annually, use its reasonable efforts to obtain and review a report from the external auditors addressing: (a) the auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors and any steps taken to deal with such issues; (c) the independence of the external auditors, including a delineation of all relationships between the auditor and the Company; (d) each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Standard No. 1; (e) the aggregate fees billed for each of the previous two fiscal years for each of (i) professional services rendered for the audit of the Company’s financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements for those fiscal years; (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in clause (i); (iii) professional services for tax compliance, tax advice, and tax planning; and (iv) products and services other than those in clauses (i), (ii) or (iii); and (f) if greater than 50%, the percentage of the hours expended on the most recent audit that were attributable to persons other than the external auditor’s full-time, permanent employees. The Committee shall discuss such report with the auditor, and shall actively engage in a dialogue with the auditor with respect to any disclosed discussion of any relationships or services with or for the Company that may impact the auditor’s objectivity and independence.

25.	The Committee will regularly review with the external auditor any problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the external auditor’s activities or on access to requested information, and any significant disagreements with management. The Committee will also review with the external auditor any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the external audit team and the external audit firm’s national office respecting auditing or accounting issues posed by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the external auditor to the Company. The Committee will also review with the external auditor management’s responses to any of these matters.

     Other Responsibilities

The Committee will:

26.	Meet at least quarterly with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

27.	Maintain minutes of meetings and update the Board about significant Committee activities and make appropriate recommendations, as often as the Board or Committee deems appropriate. The Committee will review with the Board any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the external auditors, or the performance of the Company’s internal auditors and internal audit function.

28.	Annually review and assess the continuing adequacy of this Charter and the performance of the Committee and, if appropriate, recommend changes for the approval of the Board.

29.	Prepare a report to stockholders to be included in the Company’s annual reports or proxy statements if required by the SEC.

30.	Establish policies for the hiring by the Company of present or former employees of the Company’s external auditors.

31.	Perform any other activities consistent with this Charter, the Guidelines, the Company’s restated articles of incorporation and bylaws, and applicable law, as the Committee or the Board deems necessary, appropriate or desirable.

32.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

V.	Ethical and Legal Compliance

The Committee will:

33.	Review and assess at least annually the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), recommend changes in the Code of Ethics as conditions warrant and confirm that management has established a system to monitor compliance with the Code of Ethics by officers and relevant employees of the Company.

34.	Review management’s monitoring of the Company’s compliance with the Code of Ethics, and evaluate whether management has systems in place designed to maximize the likelihood that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

35.	Review, with the Company’s counsel, legal compliance matters including securities trading policies.

36.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

37.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

VI.	Power to Engage Advisors

As provided in the Guidelines, the Committee has the sole authority, without further authorization of the Board and at the Company’s expense, to retain (and terminate as necessary) and compensate any accounting, legal or other firm of experts to advise the Committee as it deems necessary or appropriate. The Committee shall have sole authority to approve any such firm’s fees and other retention terms. The Company shall at all times make adequate provision for the payment of all fees and other compensation, approved by the Committee, to any such firm employed by the Committee.

VII.	Procedures

The Committee shall conduct its operations in accordance with any applicable procedures set forth in the Company’s bylaws applicable to the operations of the Board and its committees, and in accordance with this Charter and the relevant provisions of the Guidelines. The Committee shall have the authority to adopt such additional procedures for the conduct of its business as are not inconsistent with those referred to in the preceding sentence. When this Charter provides that any particular action take place at or in connection with a particular quarterly meeting, such action may be taken at an earlier or later time, in the discretion of the Committee. The Committee shall have no authority to delegate its responsibilities specified in this Charter to any subcommittee, except for pre-approval of audit and non-audit services as provided under “External Audit” in Section IV of this Charter.

ANNEX A
TO
CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF
KINDER MORGAN, INC.

Summary of the Additional Independence Requirements
For Audit Committee Service
Required by the SEC and the
New York Stock Exchange
As They Relate to the Company

In addition to the standards for independence set forth in the Company’s Governance Guidelines, to be considered to be independent for purposes of service on the Committee, a director cannot, other than in his or her capacity as a member of the Board or any Board committee:

•	accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company, or any subsidiary of the Company, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, or any subsidiary of the Company (provided that such compensation is not contingent in any way on continued service); or

•	be an affiliated person of the Company, or any subsidiary of the Company. A director that sits on the board of directors of the Company and an affiliate of the Company need not comply with this requirement if the director, except for being a director on each such board of directors, otherwise meets these two additional independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors or any board committee of each such entity.

          In making this additional determination, the following definitions and provisions will apply:

•	The term affiliate of, or a person affiliated with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

•	A person will be deemed not to be in control of a specified person for purposes of these determinations if the person: (i) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and (ii) is not an executive officer of the specified person. This provision only creates a safe harbor position that a person does not control a specified person. The existence of this provision does not create a presumption in any way that a person exceeding the ownership requirement in clause (i) controls or is otherwise an affiliate of a specified person.

•	The following will be deemed to be affiliates: (i) an executive officer of an affiliate; (ii) a director who also is an employee of an affiliate; (iii) a general partner of an affiliate; and (iv) a managing member of an affiliate.

•	The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

•	The term executive officer with respect to any entity means its president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance),

any other officer who performs a policy making function or any other person who performs similar policy making functions for the entity. Executive officers of subsidiaries may be deemed executive officers of the entity if they perform such policy making functions for the entity.

•	The term indirect acceptance by a director of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company, or any subsidiary of the Company.

•	The term subsidiary of a person means an affiliate controlled by such person directly, or indirectly through one or more intermediaries.

APPENDIX C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF RESTATEMENT OF
ARTICLES OF INCORPORATION
OF
KINDER MORGAN, INC.

     The undersigned, Kinder Morgan, Inc., a Kansas corporation (the “Company”), for the purpose of amending the Certificate of Restatement of Articles of Incorporation of the Company, in accordance with the Kansas General Corporation Code, does hereby make and execute this Certificate of Amendment of the Certificate of Restatement of Articles of Incorporation and does hereby certify that:

     1. The Amendment of the Certificate of Restatement of Articles of Incorporation proposed by the directors and adopted by the stockholders of the Company is as follows:

RESOLVED, that Article Sixth, Section 2, Subparagraphs 1 and 2 of the Restated Articles of Incorporation of the Company be superseded and replaced with the following:

SECTION 2

     1. That the total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 302,200,000.

     2. That the number of shares which are to have a par value shall be 300,000,000 of the par value of $5 each, all of which shares shall be one class of common stock (hereinafter referred to as the “Common Stock”).

     2. Such amendment has been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated.

     I declare under penalty of perjury under the laws of the State of Kansas that the foregoing is true and correct.

     Executed on the 10th day of May, 2005.

KINDER MORGAN, INC.
By:

Richard D. Kinder
Chairman, Chief Executive Officer and President

Attested to:

By:

Joseph Listengart, Secretary

C-1

APPENDIX D

2005 ANNUAL INCENTIVE PLAN
OF
KINDER MORGAN INC.

ARTICLE 1.
GENERAL

1.1 Purpose

     The 2005 Annual Incentive Plan (the “Plan”) of Kinder Morgan, Inc. (the “Company”) is intended to advance the best interests of the Company and its subsidiaries by providing certain employees with additional incentives through the payment of bonuses based on the performance of the Company and/or the employees relating to specified objective financial and business criteria, thereby increasing the personal stake of such employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company. The Plan shall provide for Awards (as defined below) to executives (the “Executive Plan”) and non-executives (the “Non-Executive Plan”). With respect to “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”)), Awards under the Plan are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m)”) and the regulations thereunder.

1.2 Administration Of The Plan

     The Plan shall be administered by the Compensation Committee or other designated Committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”) which shall consist solely of two or more directors, each of whom qualifies as an “outside director” for purposes of Section 162(m). The Committee shall have authority, subject to the provisions of the Plan, in its discretion, to grant awards (“Awards”) under the Plan, to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Plan Participants and beneficiaries. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

1.3 Eligibility

     “Eligible Employee” means any employee of the Company and its subsidiaries, except an employee who is included in a unit of employees covered by a collective bargaining agreement unless such agreement expressly provides for eligibility under this Plan. The Chairman and Chief Executive Officer of the Company (“Chairman”) and all employees who report directly to the Chairman shall be eligible to participate in the Executive Plan. All other Eligible Employees shall be eligible to participate in the Non-Executive Plan.

1.4 Awards Under The Plan

     The Committee shall designate the Eligible Employees, if any, to be granted Awards under the Plan. Each Eligible Employee to whom an Award is granted shall be a “Participant.” No employee shall be a Participant or be entitled to any payment hereunder unless such employee is designated as a Participant and granted an Award by the Committee. All Awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.5 Other Compensation Programs

     The existence and terms of the Plan shall not limit the authority of the Board of Directors or the Compensation Committee in compensating employees of the Company and its subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

ARTICLE 2.
TERMS AND CONDITIONS OF AWARDS

2.1 Executive Plan

     (a) Establishment Of Performance Goals And Bonus Opportunity

     Prior to or upon the commencement of each Performance Year (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written Performance Goals and a Bonus Opportunity for each Award granted to a Participant in the Executive Plan for such Performance Year. The Performance Goals shall be based on one or more of the following criteria:

(1)	Company earnings per share;

(2)	Cash distributions to shareholders;

(3)	Company or subsidiary earnings before interest and taxes or earnings before interest, taxes and corporate charges;

(4)	Company or subsidiary net income;

(5)	Company or subsidiary revenues;

(6)	Company or subsidiary unit revenues minus unit variable costs;

(7)	Company or subsidiary return on capital, return on equity, return on assets, or return on invested capital;

(8)	Company or subsidiary cash flow return on assets or cash flows from operating activities;

(9)	Company or subsidiary capital expenditures;

(10)	Company or subsidiary operations and maintenance expense or general and administrative expense;

(11)	Company or subsidiary debt-equity ratios and key profitability ratios; and

(12)	Company stock price.

     At the time of establishing the Performance Goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Participant if the Performance Goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Bonus Opportunity shall be expressed as an amount of cash. The Committee may also specify a minimum acceptable level of achievement of the relevant Performance Goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Bonus Opportunity deemed to have been earned by the Participant upon attainment of each such level of achievement, which percentage may exceed 100%. The

Performance Goals and Bonus Opportunity relating to any particular Award need not be the same as those relating to any other Award, whether made at the same or a different time. Notwithstanding the terms of any Award, the maximum payout under this Plan to any individual for any Performance Year shall not exceed $2,000,000.

     (b) Performance Year

     The Performance Year with respect to an Award shall be the calendar year within which the Performance Goals relating to that Award are to be achieved.

     (c) Earning and Certification Of Award

     Promptly after the date on which the necessary information for a particular Performance Year becomes available, the Committee shall determine, and certify in writing (with respect to each Participant who is a “covered employee”), the extent to which the Bonus Opportunity for such Performance Year has been earned, through the achievement of the relevant Performance Goals, by each Participant for such Performance Year.

2.2 Non-Executive Plan

     For each Performance Year, the Committee may grant Awards to Participants in the Non-Executive Plan. The amounts and conditions for payment of such Awards shall be determined by the Committee in its discretion, based on recommendations by the Company’s management. Such Awards may be based on a number of factors, including, but not limited to, market data, Company performance, and the performance of individual Participants. The Committee shall have the discretion to determine whether any applicable performance targets have been satisfied so as to entitle a Participant to distribution of an Award.

2.3 Discretionary Downward Adjustments

     Notwithstanding the terms of any Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Award payable to any Participant for any reason, including the Committee’s judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant’s service for less than the entire Performance Year. Notwithstanding the foregoing, the reduction of an Award payable to a Participant may not result in an increase in the amount of an Award payable to another Participant.

2.4 Distributions

     As soon as administratively feasible after the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which an Award has been earned, such Award shall be distributed in cash in a lump sum. The Committee, in its discretion, may adopt a program to permit Participants to defer all or a portion of their Award.

2.5 Change In Control

     Notwithstanding any other provision of this Plan or contained in any Award granted hereunder (including any provision for deferred payment thereof), upon the occurrence of a Change in Control (as defined in Section 3.6), the Committee, in its discretion, may take any action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Participants. If a Change in Control occurs and, in connection with or as a result of such Change in Control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Company, each Participant shall be deemed to have earned 100% of the Bonus Opportunities contained in any outstanding Awards for which the determinations described in Section 2.1(c) or 2.2 have not been made, and the amount of such Bonus Opportunities shall be paid promptly (and no later than 30 days after the Change of Control) in a cash lump sum. Notwithstanding the provisions of Section 2.3, following a Change in Control the Committee shall not adjust the Bonus Opportunity specified in an Award from that in effect immediately prior to the Change in Control in a manner adverse to the Participant.

ARTICLE 3.
ADDITIONAL PROVISIONS

3.1 Amendments

     The Board of Directors may, in its sole discretion, amend the Plan from time to time. Any such amendment may be made without stockholder approval unless required to satisfy Section 162(m) or any applicable securities exchange rules.

3.2 Withholding

     Payments under the Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax obligations of the Company.

3.3 Non-Assignability; Death Of Participant

     No Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. In the event of the death of a Participant, any payments due to such Participant shall be paid to his beneficiary designated in writing to the Committee, or, if none has been designated, to his estate.

3.4 Non-Uniform Determinations

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the terms and provisions of such Awards; the relevant Performance Goals; the amount of Bonus Opportunity; and the amount of any downward adjustment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.5 No Guarantee Of Employment

     The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period.

3.6 Change In Control

     A “Change in Control” shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied:

     (a) any “person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

     (b) during any period of two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Section 3.6) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof;

     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which the Company is the surviving entity but no “person” (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

3.7 Unfunded Status Of Awards; Creation Of Trusts

     The Plan is intended to constitute an “unfunded” plan. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan, shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan; however, such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

3.8 Effective Date And Duration Of Plan

     The Plan shall become effective on January 1, 2005 subject to the approval thereof by stockholders of the Company at the 2005 annual meeting. No payments shall be made under the Plan if the stockholder approval requirements of Section 162(m) and the regulations thereunder are not satisfied. Awards may be granted under the Plan for each of the calendar years 2005 through 2009, unless the Plan is terminated earlier by the Board of Directors, in its sole discretion. The Plan shall remain in effect for purposes of administering the payment of Awards granted under the Plan until such payments have been completed.

3.9 Section 162(m)

     It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) with respect to “covered employees” so that Awards granted hereunder to “covered employees” shall constitute “qualified performance-based compensation” within the meaning of Section 162(m). If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

KINDER MORGAN, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/kmi

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

☒	3470
Please mark your votes as in this example.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3, 4 and 5.

1. Election of Directors.
Board Nominees:
01. Michael C. Morgan
02. Stewart A. Bliss
03. Edward Randall, III
FOR - FOR ALL NOMINEES ☐
WITHHELD – WITHHELD FOR ALL NOMINEES ☐
For, except vote withheld from the following nominee(s):

2.	Board proposal to amend our Restated Articles of Incorporation to increase our authorized Common Stock, par value $5.00 per share, from 150,000,000 shares to 300,000,000 shares. FOR ☐ AGAINST ☐ ABSTAIN ☐
3.	Board proposal to approve our 2005 Annual Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐
4.	Board proposal to approve our Non-Employee Directors Stock Awards Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐
5.	Board proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. FOR ☐ AGAINST ☐ ABSTAIN ☐

Special Actions: Check this box if you have comments or a change of address and use the back of this card. ☐

Check this box if you want to attend and vote at the meeting. ☐

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

KINDER MORGAN, INC. – ANNUAL MEETING – May 10, 2005

KINDER MORGAN, INC. NOW OFFERS PHONE OR INTERNET VOTING
24 hours a day, 7 days a week

If you have voted by phone or Internet, please do not return the proxy card.

DETACH HERE

PROXY
KINDER MORGAN, INC.

This Proxy is Solicited on Behalf of The Board of Directors of Kinder Morgan, Inc.

The undersigned, whose signature appears on the reverse, hereby appoints RICHARD D. KINDER and JOSEPH LISTENGART and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of KINDER MORGAN, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 10, 2005, and at any and all adjournments thereof, on all matters that may properly come before the meeting. Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Items 1, 2, 3, 4 and 5. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments thereof. To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please sign and date this card on the reverse side, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope. If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN
AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP
THE COMPANY AVOID ADDITIONAL EXPENSES